UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to ss.240.14a-12

ONITY GROUP INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No Fee Required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 15, 2025

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to participate in the Annual Meeting of Shareholders of Onity Group Inc., which will be held on Wednesday, May 21, 2025, at 9:00 a.m., Eastern Daylight Time. Our experience continues to demonstrate that virtual-format shareholder meetings allow more shareholders to participate online than would be able to travel to the meeting to attend in person, so we will again be hosting this year’s Annual Meeting in a virtual format only via live audiocast on the Internet at www.virtualshareholdermeeting.com/ONIT2025. To participate, vote or submit questions during the Annual Meeting via live audiocast, please review the detailed procedures included in our Notice of Annual Meeting. You will not be able to attend the Annual Meeting physically in person. For purposes of attendance at the Annual Meeting, all references herein to “present,” “participate,” or “in person,” shall mean virtually present at the Annual Meeting.

Details of the business to be conducted at the Annual Meeting and instructions for how to participate in the Annual Meeting are set forth in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement. Only stockholders of record and beneficial owners at the close of business on March 24, 2025 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to participate in our virtual Annual Meeting. We encourage you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to participate in the Annual Meeting. This will not prevent you from voting during the Annual Meeting if you choose to participate and vote at that time, but will ensure that your vote is counted if you are unable to participate. If you are a beneficial owner holding shares through a brokerage firm, bank, broker-dealer, or similar organization you should follow the instructions on your voting instruction form to vote your shares. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, or similar organization. Please contact your brokerage firm, bank, broker-dealer or other similar organization for information about specific requirements if you would like to vote your shares at the meeting.

Your continued support of, and interest in, Onity Group Inc. is sincerely appreciated.

Sincerely,

Glen A. Messina

Chair, Board of Directors

ONITY GROUP INC.

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2025

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Wednesday, May 21, 2025
Time:	9:00 a.m., Eastern Daylight Time
Location:	Virtual Meeting Only via Live Audiocast

Please review the instructions contained in this Proxy Statement if you wish to participate in the virtual Annual Meeting.

PURPOSE

●	To elect the seven directors listed in the accompanying proxy statement for one-year terms or until their successors are elected and qualified;

●	To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Onity Group Inc. for the fiscal year ending December 31, 2025;

●	To approve, on an advisory basis, our named executive officer compensation (Say-on-Pay); and

●	To transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

●	Our Board of Directors has fixed March 24, 2025 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at our offices for ten days prior to the Annual Meeting. The list of shareholders may also be accessed during the virtual Annual Meeting at www.virtualshareholdermeeting.com/ONIT2025 by using the control number on your proxy card or voting instruction form.

●	Shareholders of record at the close of business on the record date will be entitled to vote and ask questions online at the Annual Meeting. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting.

●	If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/ONIT2025 15 minutes prior to the start of the meeting to log in. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. For technical assistance when logging into Onity’s Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

●	If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ONIT2025, type your question into the “Ask a Question” field, and click “Submit.”

This proxy statement for our 2025 Annual Meeting of Shareholders and our Annual Report to shareholders on Form 10-K for the year ended December 31, 2024 will be available on or about April 15, 2025 on our website at www.onitygroup.com in the Financial Information section under the “Shareholders” tab. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 15, 2025. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our annual report and proxy materials at http://shareholders.onitygroup.com/sec.cfm, a website that does not identify or track visitors of the site.

If you have questions for Onity Group Inc. regarding this virtual Annual Meeting, please contact our shareholder relations department at shareholderrelations@onitygroup.com.

By Order of the Board of Directors,

Joseph J. Samarias

Secretary

April 15, 2025

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ONITY GROUP INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Onity Group Inc. (Onity, the Company, we, us, or our) for use at our 2025 Annual Meeting of Shareholders (the Annual Meeting) and at any postponement or adjournment of this meeting. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 15, 2025. The Annual Meeting will be held on Wednesday, May 21, 2025, at 9:00 a.m., Eastern Daylight Time, for the purposes listed in the Notice of Annual Meeting of Shareholders. We will be hosting this year’s Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/ONIT2025. If you are interested in participating in the virtual meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details. You will not be able to attend the Annual Meeting physically in person. For purposes of attendance at the Annual Meeting, all references herein to “present,” “participate,” or “in person,” shall mean virtually present at the Annual Meeting.

How a Proxy Works

The Board of Directors has appointed Glen A. Messina, Chair of the Board, President and Chief Executive Officer, and Joseph J. Samarias, Executive Vice President, Chief Legal Officer and Secretary, as the management proxy holders for the Annual Meeting. If you properly complete, sign and return your proxy card by mail, or submit your proxy by Internet or telephone, and do not revoke it prior to its use, your shares will be voted in accordance with your instructions. If you do not give contrary instructions, the management proxy holders will vote all shares represented by valid proxies as follows:

●	Proposal One (Election of Directors) - “FOR ALL” of the seven nominees for Director listed herein;

●	Proposal Two (Ratification of Appointment of Independent Registered Public Accounting Firm) - “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;

●	Proposal Three (Advisory Resolution on Named Executive Officer Compensation, or Say-on-Pay) - “FOR” approval, on an advisory basis, of the compensation of Onity’s executive officers whose compensation is disclosed in this proxy statement (named executive officers); and

●	with regard to any other business that properly comes before the meeting, in accordance with the best judgment of the management proxy holders. As of the date of this proxy statement, we do not know of any other business that may come before the Annual Meeting.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any postponement or adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

●	filing written notice of revocation with our Secretary at the following address:
Joseph J. Samarias, Secretary
c/o Onity Group Inc.
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

●	submitting a properly executed proxy card bearing a later date or submitting another proxy using the Internet or by telephone (your latest Internet or telephone voting instructions will be followed), or

●	participating in the virtual Annual Meeting and giving the Secretary notice of your intention to vote at that time.

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If you are interested in participating in the virtual Annual Meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details.

Who May Vote at the Annual Meeting

On all matters properly presented at the Annual Meeting, each share of our common stock is entitled to one vote. All shareholders who owned our common stock as of the close of business on March 24, 2025 (the Record Date) are cordially invited to participate in the 2025 Annual Meeting. Only shareholders of record or beneficial owners of shares of our common stock at the close of business on the Record Date are entitled to participate and vote at the Annual Meeting or any postponement or adjournment of this meeting. If your shares are registered directly in your name with Computershare, Onity’s stock transfer agent, you are the “shareholder of record” with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization (collectively, Broker), then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct your Broker how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. At the close of business on the Record Date, there were 7,873,053 shares of common stock issued and outstanding.

How to Vote if you are a Shareholder of Record

If you are a shareholder of record and you have received a printed set of the proxy materials by mail, we encourage you to fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. If you are a shareholder of record and participate in the Annual Meeting, you may, if you desire, revoke your proxy in accordance with the procedures described in this Proxy Statement and vote your shares during the meeting. Please note that your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

How to Give Voting Instructions if you are a Beneficial Owner of Shares held in Street Name

If you are a beneficial owner of shares held in street name, you are considered the beneficial owner of the shares, and your shares may be voted at the Annual Meeting only by the Broker that holds your shares. To instruct your Broker how your shares are to be voted at the Annual Meeting, you will need to follow the instructions provided by the Broker that holds your shares. Many Brokers offer the option of submitting voting instructions over the Internet or by telephone. You are also welcome to participate in the Annual Meeting, but you will need to follow the instructions provided to you by your Broker. Please note that if you are a beneficial owner of our shares, you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information. If you wish to revoke your proxy any time before the Annual Meeting you should contact your Broker to find out how to change or revoke your voting instructions.

If you hold your shares in street name through a brokerage account and you do not submit instructions to your Broker about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, such as ratification of the appointment of the independent registered public accounting firm, then the rules of the New York Stock Exchange provide Brokers discretionary power to vote your shares even if you do not provide instructions. If, however, the proposal involves a “non-routine” matter, such as the proposals to elect directors and approve Say-on-Pay, then Brokers are not permitted to vote your shares without instruction from you. If you do not submit voting instructions to your Broker and your Broker exercises its discretion to vote your shares on Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025, your shares will constitute broker “non-votes” on each of the other proposals at the Annual Meeting. Therefore, it is important that you provide instructions to your Broker if your shares are held by a Broker so that your votes with respect to election of directors and Say-on-Pay are counted.

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Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the seven nominees for director receiving a plurality of the votes cast for director will be elected as directors of Onity. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting. You may vote in favor of or withhold authority to vote for one or more nominees for director. For Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 and Proposal Three to approve Say-on-Pay, the proposal will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the action exceed the votes cast opposing the action. Because Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 and Proposal Three to approve Say-on-Pay are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Audit Committee with respect to Proposal Two and the Compensation and Human Capital Committee with respect to Proposal Three, as well as the Board of Directors, to determine whether and how to implement the advisory votes on the ratification of the appointment of our independent registered public accounting firm and Say-on-Pay.

Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present. For Proposal One on the election of directors, a “withhold vote” will not be counted in determining the vote’s outcome, because the candidates who receive the highest number of “for” votes are elected, and candidates only need a single “for” vote to be elected. Abstentions will not be counted as votes cast with respect to Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 or Proposal Three to approve Say-on-Pay and therefore will not be counted in determining the outcome of those proposals presented for your vote. If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast with respect to Proposal One on the election of directors or Proposal Three to approve Say-on-Pay and therefore will not be counted in determining the outcome of those proposals presented for your vote.

Annual Meeting Participation

Our experience conducting virtual-format shareholder meetings over the past five years has demonstrated that virtual meetings allow far more shareholders to participate online than would be able to travel to the meeting to attend in person. Accordingly, we will again be hosting our Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/ONIT2025. You will not be able to attend the Annual Meeting physically in person. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.

Shareholders of record will be able to vote and ask questions online during the meeting. If you would like to attend the virtual Annual Meeting and you have your control number, please go to www.virtualshareholdermeeting.com/ONIT2025 15 minutes prior to the start of the meeting to log in. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website site 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information.

After the Annual Meeting, we will spend up to 15 minutes answering shareholder questions that comply with the meeting rules of conduct, which will be posted on the website above prior to the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://www.onitygroup.com in the Shareholder Relations section, soon after the meeting and the answers will remain available until one week after posting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

For technical assistance when logging into the virtual Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology and address matters that are, to different degrees, uncertain. Because forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially, readers should not place undue reliance on such statements. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Onity’s reports and filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 and any current and quarterly reports since such date. Anyone wishing to understand Onity’s business should review our SEC filings. Onity’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Onity may post information that is important to investors on our website.

Important factors that could cause actual results to differ include, but are not limited to, the risks discussed above and the following:

●	the potential for ongoing disruption in the financial markets and in commercial activity generally related to changes in monetary and fiscal policy, United States (U.S.) political developments, geopolitical events and other sources of instability;
●	the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers;
●	the impact of the recent failures and re-organization of banking institutions and continued uncertainty in the banking industry;
●	the timing for completion of our PHH Mortgage Corporation (PHH) rebranding and its impact on our business and third parties’ perception of us;
●	our ability to timely reduce operating costs or generate offsetting revenue in proportion to the industry-wide decrease in originations activity, and the impact of cost-reduction initiatives on our business, operations, and financial performance;
●	our ability to maintain and increase market share in our target markets, including in forward and reverse servicing;
●	breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties;
●	our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations;
●	our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), as well as those set forth in our debt and other agreements, including our ability to implement, in a timely and cost-effective manner, our planned response to Ginnie Mae’s risk-based capital requirements by the extended deadline granted to us by Ginnie Mae of October 1, 2025;
●	the amount of common stock or senior secured notes that we may repurchase under any future stock or debt repurchase programs, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our stock or our financial condition;
●	the extent to which our strategic transactions and enterprise sales initiatives will generate additional subservicing volume and result in increased profitability;

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●	uncertainty related to the extent to which MSR Asset Vehicle LLC will exercise its rights to sell MSRs which are presently subserviced by Onity’s subsidiary, PHH, and the impact to our subservicing portfolio;
●	uncertainty whether Rithm Capital Corp. (Rithm), one of our largest subservicing clients as of December 31, 2024, will renew its agreements with us that otherwise will terminate effective February 1, 2026;
●	our ability to identify, enter into and close additional strategic transactions, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so;
●	our ability to efficiently integrate the operations and assets of acquired businesses and to retain their employees and customers over time;
●	the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and Home Equity Conversion Mortgage (HECM) and forward loan buyouts and put-backs;
●	uncertainty related to the ability of third party obligors and financing sources to fund servicing advances on a timely basis on loans serviced by us;
●	our ability to repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them;
●	increased servicing costs and reduced or delayed servicing income due to rising borrower delinquency levels, forbearance plans, moratoria on evictions and delays in foreclosure proceedings;
●	the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates;
●	our ability to continue to collect certain expedited payment or convenience fees and potential liability for charging such fees;
●	an increase in severe weather or natural disaster events resulting in costly disruptions to our operations and increased servicing costs due to property damage;
●	our ability to successfully modify delinquent loans, manage foreclosures and maintain and sell foreclosed properties;
●	adverse effects on our business related to past, present or future claims, litigation, cease and desist orders and investigations relating to our business practices, including those brought by private parties and state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD);
●	scrutiny of our compliance with COVID-19-related rules and regulations, including requirements instituted by state governments, the GSEs, Ginnie Mae and regulators;
●	the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters;
●	any adverse developments in existing legal proceedings or the initiation of new legal proceedings;
●	our ability to efficiently manage our regulatory and contractual compliance obligations and fully comply with all applicable requirements, and the costs of doing so;
●	uncertainty related to changes in legislation, regulations, government programs and policies, industry initiatives, best servicing and lending practices, and media scrutiny of our business and industry;
●	the extent to which changes in, or in the interpretation of, laws or regulations may require us to modify our business practices and expose us to increased expense and litigation risk, including with respect to the collection of expedited payment, or convenience, fees;
●	our ability to comply with our servicing agreements, including our ability to comply with our agreements with the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them;
●	our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings;
●	uncertainty related to the actions of loan owners and guarantors, including mortgage-backed securities investors, the GSEs, Ginnie Mae and trustees regarding loan put-backs, penalties and legal actions;
●	uncertainty related to the GSEs substantially curtailing or ceasing to purchase our conforming loan originations or the Federal Housing Administration (FHA) of the HUD, Department of Veterans Affairs (VA) or United States Department of Agriculture (USDA) ceasing to provide insurance;
●	our ability to recruit and retain senior managers and key employees;
●	increased compensation and benefits expense as a result of rising inflation and labor market trends;
●	uncertainty related to our reserves, valuations, provisions and anticipated realization of assets;
●	our ability to effectively manage our exposure to interest rate changes and foreign exchange fluctuations;
●	our ability to effectively transform our operations in response to changing business needs, including our ability to do so without unanticipated adverse tax consequences;
●	political or economic stability in the foreign countries in which we operate; and
●	our ability to maintain positive relationships with our large shareholders and obtain their support for management proposals requiring shareholder approval.

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ELECTION OF DIRECTORS

(Proposal One)

Our Bylaws provide that our Board of Directors shall consist of no less than three and no more than eleven members with the exact number to be fixed by our Board of Directors. Effective May 28, 2024, our Board of Directors has fixed the number of directors at seven.

As further described below under “Board of Directors and Corporate Governance” and, in particular, under “Annual Board Assessment” and “Director Nomination Process,” it is the responsibility of the Nomination/Governance Committee and the Board to periodically review Board size and composition and, if deemed appropriate, to make changes that the Board believes will best position the Board to enhance our ability to create value for shareholders and address changes in the market and business environment in which we operate.

Our Board of Directors provided guidance and oversight to the Onity Group leadership team as they successfully executed a robust set of strategic initiatives, marking the culmination of a complex, multi-year transformation.

The strong execution of key strategic initiatives drove operational and financial success, and for full-year 2024, the Company achieved significant milestones.

●	In an elevated interest rate environment, Onity’s balanced and diversified model delivered our highest net income since 2013.
●	Onity successfully completed a complex series of transaction to simplify our debt structure, significantly strengthen our balance sheet and increase financial flexibility. Onity reduced corporate debt, lowered interest costs, and maintained liquidity. Specifically, we issued $500 million of new five-year high-yield debt, closed the sale of a 15% interest in the joint venture with Oaktree (MAV) for $49 million while maintaining the subservicing contract for five years, and acquired the reverse mortgage assets from Waterfall Asset Management LLC (Waterfall).
●	Our servicing business was the primary driver of strong earnings results. Total servicing additions increased by 70% over 2023, growing the portfolio to more than $300 billion, the highest level since mid-2022.
●	The Company maintained a targeted 90% to 110% hedge coverage ratio range and reported a favorable MSR valuation adjustment, net of hedging, providing stability to results amid volatile markets.
●	Our originations business experienced a strong turnaround in profitability with volume growth experienced across all channels. The Company added $47 billion of UPB from new and existing clients, which was more than half of the total servicing additions, while adding a record number of new subservicing clients.
●	The Company invested in the Direct-to-Consumer platform and grew the refinance volume 2.5 times year-over-year and increased the refinance recapture rate close to industry best practice. With this increased investment, we believe the previously untapped potential began to be realized.
●	To fuel our growth in the years ahead, Onity invested in talent, product innovation and advanced technologies, including AI applications, to enhance capabilities and performance. These efforts resulted in SSON awarding the Company with the 2024 Best-in Class Center of Excellence Automation Award.
●	The consistent top-tier operating performance was once again honored by Freddie Mac with the SHARP award for the fifth consecutive year. Additionally, the Company received the Fannie Mae STAR award and was HUD Tier 1 ranked – both for the fourth consecutive year.
●	Importantly, the Board continued to fulfill its important legal and regulatory oversight. The Company has been seeking to resolve the remaining legacy legal matters and is working on maintaining a strong risk and control environment.
●	Finally, to signify the completion of our transformation, the Company rebranded to Onity. The Board recognizes the importance of supporting the work of our deeply committed and highly experienced leadership team to build a company with a strong mission-driven culture, a brand that stands for delivering excellence to its customers and the financial strength to sustain long-term profitability as the Company continues to create value for our customers, shareholders and other stakeholders.

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To put the Company in the best position to execute on these initiatives, the Nomination/Governance Committee and the Board evaluate on an ongoing basis the skillsets and experiential perspectives of our directors as well as individuals recommended as potential nominees. Consistent with our Board Diversity Policy and our Corporate Governance Guidelines, the Board has identified a set of director nominees with individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will best serve the Company’s strategic and governance needs.

The following provides additional information about the attributes of our current Board of Directors:

Onity Group Inc.
Board of Directors Skills and Experiences(1)
	Glen A. Messina	Alan J. Bowers	Jenne Britell	Jacques J. Busquet	Claudia J. Merkle	DeForest B. Soaries, Jr.	Kevin Stein
Public Company Board Experience	✔	✔	✔		✔	✔	✔
Served as a Chief Executive Officer or Head of Comparably Sized Organization	✔	✔	✔	✔	✔	✔	✔
Financial Services Industry Experience	✔	✔	✔	✔	✔	✔	✔
Audit Committee Financial Expert	✔	✔	✔	✔	✔		✔
Regulatory Compliance and Risk Management Experience	✔	✔	✔	✔	✔	✔	✔
Mortgage Servicing, Lending, or Community Housing Organization Experience	✔	✔	✔		✔	✔	✔

(1) Includes outside managerial and director experience only (i.e., does not include Onity-based experience)

Nominees for Director

Our Board of Directors, upon the recommendation of the Nomination/Governance Committee, is proposing the seven nominees listed below for election as directors at the Annual Meeting. All nominees currently serve as our directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

Each of the nominees listed below has consented to being named in this proxy statement and to serving as a director, if elected. If any nominee is unable to or will not stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee recommended by our Board of Directors or the Board of Directors may reduce the number of directors constituting the Board. As of the date of this proxy statement, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as a director if elected.

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The following sets forth certain information concerning our director nominees, including his or her principal occupation for at least the last five years, additional biographical information and specific qualifications of each director:

Glen A. Messina

Mr. Messina has served as Chair of the Board of Directors since January 2023 and as President and Chief Executive Officer and a director of Onity since October 2018. He previously served as the President and Chief Executive Officer of PHH Corporation (PHH Corp.) from January 2012 to June 2017 and Chief Operating Officer of PHH Corp. from July 2011 to December 2011. Mr. Messina also served as a director of PHH Corp. from January 2012 to June 2017 and as a consultant to PHH Corp. through March 2018. Prior to joining PHH Corp., Mr. Messina spent 17 years at General Electric Company (GE), most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business.

Mr. Messina was selected to serve on our Board of Directors because of his extensive operational and leadership experience, including his service as both our President and Chief Executive Officer and his service as a director and the President and Chief Executive Officer of PHH Corp.

Alan J. Bowers

Mr. Bowers has served as a director of Onity since May 2015. From March 2023 through September 2024, Mr. Bowers served as a director of Selina Hospitality PLC (formerly Nasdaq GS: SLNA) as well as Chair of the Audit Committee and a member of the Finance & Capital Allocation Committee. In December 2021, Mr. Bowers was appointed as a Director, the Audit & Finance Committee Chair and a member of the Compensation Committee of CWT Travel Holdings, Inc., a private business-to-business-for-employees (B2B4E) travel management platform. Mr. Bowers also previously served as a Director of Walker & Dunlop, Inc. (NYSE:WD), a commercial real estate finance company, from December 2010 until May, 2022, served as its Lead Director, and served on its Nominating and Corporate Governance Committee and as Chair of its Audit Committee. Mr. Bowers also served on the board and as Audit Committee Chair of CorePoint Lodging Inc., a publicly traded lodging REIT, from April 2018 until March 2022, when the company became a privately held company in a merger transaction. From July 2013 to May 2018, Mr. Bowers served as a Director of hotel chain La Quinta Inns & Suites (NYSE:LQ). Mr. Bowers’ additional prior roles include serving as a Director of American Achievement Corp., a privately-held manufacturer and distributor of graduation products, President, Chief Executive Officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, President, Chief Executive Officer and a board member of MarketSource Corporation, a marketing and sales support service firm and President, Chief Executive Officer and a board member of MBL Life Assurance Corporation, a life insurance company. Mr. Bowers also previously served on the boards and as Audit Committee Chair of Refrigerated Holdings, Inc., Roadlink Inc., and Fastfrate Holdings, Inc., each a transportation and logistics firm. Mr. Bowers has been a Certified Public Accountant since 1978, with experience including 17 years at Coopers & Lybrand, L.L.P. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Master of Business Administration from St. John’s University.

Mr. Bowers was selected to serve as a member of our Board of Directors because he brings to our Board over thirty years of experience in accounting and executive management, including experience on the audit committees of private companies and Securities and Exchange Commission registrants. Mr. Bowers’ accounting expertise and diverse corporate management experience are assets to our Board.

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Jenne K. Britell

Dr. Britell has served as a director of Onity since February 2019. Dr. Britell served as a director of United Rentals, Inc. (NYSE:URI) from 2006 to 2019, including as its non-executive Chair from 2008 to 2019. Dr. Britell also served as a director of Quest Diagnostics Inc. (NYSE:DGX), including as a member of its Audit and Finance Committee, from 2005 to 2019. From 2000 through 2017, Dr. Britell served as a director of Crown Holdings, Inc. (NYSE:CCK), including as Chair of the Audit Committee. Previously, Dr. Britell served as Chair and Chief Executive Officer of Structured Ventures, Inc., advisors to U.S. and multinational companies, and as a senior executive of GE Capital, including as the Executive Vice President of Global Consumer Finance and President of Global Commercial and Mortgage Banking. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding Chair and Chief Executive Officer of the Polish-American Mortgage Bank. Dr. Britell’s extensive prior board service also includes serving as Lead Director for Aames Investment Corp., as a trustee for the Teachers Insurance and Annuity Association (TIAA-CREF), and as a director for Lincoln National Corp., in addition to numerous civic and philanthropic boards. Dr. Britell received a Ph.D. and a master’s degree in business administration from Columbia University and received a master’s degree and an undergraduate degree from Harvard University.

Dr. Britell was selected to serve as a member of our Board of Directors due to her extensive executive and advisory experience, including in corporate governance, corporate finance, capital markets, international business and strategic planning, with multinational corporations operating in complex, regulated industries.

Jacques J. Busquet

Mr. Busquet has served as a director of Onity since January 2016. Mr. Busquet was formerly Chief Risk Officer and Managing Director of Natixis North America LLC and a member of the Executive Committee from April 2008 to February 2015. Prior to that, Mr. Busquet was Executive Vice President and member of the Executive Committee of Canyon Americas (formerly Credit Lyonnais Americas) in charge of Risks, Compliance, Legal, Regulatory Affairs and Asset Recovery. Since 2021, Mr. Busquet has served as a director of Mizuho Securities USA, the US broker dealer of the Mizuho Financial Group, and a director of Mizuho Bank USA, a FDIC-regulated bank 100% owned by the Mizuho Financial Group. Since July 2016, Mr. Busquet has served as a director of Mizuho Americas LLC, the US Bank Holding Company of Mizuho Financial Group, Inc. Since 2005, Mr. Busquet has served as a director of Prolitec Inc., a privately-held commercial air scenting company. Since September 2023, Mr. Busquet has served as a Trustee of Old Westbury Gardens, a not-for-profit organization, and is a Member of the Finance Committee. Mr. Busquet has previously served as a trustee of the Institute of International Bankers, and of the African Wildlife Foundation, which he also served as Audit Committee Chair. Mr. Busquet has a Master of Business Administration in Finance from each of The Wharton School of the University of Pennsylvania and Hautes Études Commercialese (HEC), Paris.

Mr. Busquet was selected to serve as a member of our Board of Directors because with his broad experience as an officer in charge of risks in his prior positions, Mr. Busquet brings to our Board valuable insight into risk management and compliance issues. His experience working in financial institutions provides him with a deep understanding of the financial services industry. We also benefit from his corporate management experience.

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Claudia J. Merkle

Ms. Merkle has served as a director of Onity since April 2024. Ms. Merkle is the former Chief Executive Officer of NMI Holdings, Inc. (Nasdaq:NMIH, “NMI”), a publicly traded private mortgage insurer and the parent company of National Mortgage Insurance Corporation. Ms. Merkle held the position of Chief Executive Officer from January 2019 through her retirement in December 2021. From 2019 through her departure in 2021, Ms. Merkle also served on NMI’s Board of Directors. Prior to serving as Chief Executive Officer, Ms. Merkle held multiple executive leadership positions at NMI after joining the company in May 2012, including President; Chief Operating Officer; Executive Vice President, Chief of Insurance Operations; and Senior Vice President, Underwriting Fulfillment and Risk Operations. Ms. Merkle also currently serves as an Advisory Board member of HomeLend Inc., a technology and operational platform that facilitates direct purchase and sale of mortgage loans.

Ms. Merkle was selected to serve as a member of our Board of Directors due to her deep public company experience and significant industry knowledge spanning risk management and technology innovation in sales and operations as well as emerging corporate governance issues.

DeForest B. Soaries, Jr.

Dr. Soaries has served as a director of Onity since January 2015. Dr. Soaries served as Pastor Emeritus at First Baptist Church of Lincoln Gardens until 2023 and Senior Pastor from 1990 through 2021. He formerly served as New Jersey Secretary of State from 1999 to 2002 and as Chair of the United States Election Assistance Commission from 2004 to 2005. He currently serves as an independent director at Independence Realty Trust, a publicly traded real estate investment trust, a position he has held since February 2011, and is Chair of the Compensation Committee. Dr. Soaries also served as an independent director of the Federal Home Loan Bank of New York from January 2009 through December 31, 2023, where he was the Vice Chair of the Compensation and Human Resources Committee and also served as a member of the Affordable Housing, Governance and Executive Committees. He also previously served as a director of New Era Bank. Dr. Soaries earned a Bachelor of Arts from Fordham University, a Master of Divinity from Princeton Theological Seminary and a Doctor of Ministry from United Theological Seminary.

Dr. Soaries was selected to serve as a member of our Board of Directors due to his experience in the financial services industry, including as a board member of a public financial services company. Dr. Soaries brings a unique perspective as a religious and community leader focused on the issues facing struggling borrowers and communities.

Kevin Stein

Mr. Stein has served as Lead Independent Director since January 2023 and as a director of Onity since February 2019. Since January 2024, Mr. Stein has been Managing Director of Klaros Capital, a division of advisory and investment firm Klaros Group. From June 2022 through December 2023, he served as an independent consultant. From December 2020 through its merger with Pagaya Technologies Ltd. in 2022, Mr. Stein served as Chief Executive Officer and a director of EJF Acquisition Corp. From July 2018 through July 2022, he also served as Senior Managing Director at EJF Capital, LLC. In addition, from March 2016 through December 2019, Mr. Stein served with KCK US, Inc., a family-controlled private equity firm. Mr. Stein was previously a Managing Director in the Financial Institutions Group of Barclays, a Partner and Group Head of Depository Investment Banking at FBR & Co., a member of the leadership team of GreenPoint Financial Corporation, a bank holding company, and an Associate Director of the Federal Deposit Insurance Corporation (FDIC). Mr. Stein is Audit Committee Chair of Dime Community Bancshares, Inc. (Nasdaq:DCOM), where he has served as a director since 2017. He also served as a director of Pagaya Technologies Ltd (Nasdaq:PGY) from August 2022 through September 2023 and as a director of PHH Corp. from June 2017 until its acquisition by Onity in October 2018. Mr. Stein received his undergraduate degree from Syracuse University and his Master of Business Administration from Carnegie Mellon University.

Mr. Stein was selected to serve as a member of our Board of Directors due to his knowledge regarding the financial services industry and his mortgage servicing experience, including his prior service as a director of PHH Corp.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Each director is expected to dedicate sufficient time, energy and attention to ensure diligent performance of his or her duties, including by attending annual meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Our Board of Directors held 10 meetings and acted by unanimous written consent six times in 2024. Each incumbent director who served as a director during 2024 attended at least 75% of the aggregate of these meetings and all meetings held by all committees of our Board of Directors on which he or she served during 2024. Directors are expected to attend the annual meeting of shareholders (including via electronic participation) and a director who is unable to attend is expected to notify the Company Secretary in advance of such meeting. Our virtual 2024 Annual Meeting of Shareholders was attended by seven directors.

Board Observers

In March 2021, in connection with a private placement of $285 million aggregate principal amount of Onity senior secured second lien notes to funds managed by Oaktree Capital Management, L.P. (Oaktree), Onity granted Oaktree the right to designate two non-voting observers to our Board of Directors for as long as Oaktree and its affiliates collectively own at least 15.0% of all issued and outstanding common stock of Onity (assuming the exercise in full of certain warrants held by Oaktree). Jason Keller and Dante Quazzo, who serve in management roles with Oaktree, presently serve as Oaktree’s designated Board observers. The observers are entitled to attend all meetings of the Board of Directors and its committees and review all information presented to them with limited exceptions, including discussions and presentations with respect to which the presence of the observers could jeopardize attorney-client privilege.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must be independent in accordance with the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee and the Board of Directors review independence upon appointment and annually review the direct and indirect relationships that each director has with Onity based in part on responses provided by our directors to a questionnaire that incorporates the independence standards established by the New York Stock Exchange. Only those directors who satisfy the independence standards and who are determined by our Board of Directors to have no material relationship with Onity (either directly or as a partner, shareholder or officer of an organization that has a relationship with Onity) are considered independent. Following the Nomination/Governance Committee’s review and findings, the Nomination/Governance Committee and our Board of Directors have affirmatively determined that Ms. Merkle, Messrs. Bowers, Busquet, and Stein, and Drs. Britell and Soaries are independent directors.

Annual Board Evaluation

Our Corporate Governance Guidelines and Nomination/Governance Committee Charter provide that the Nomination/Governance Committee will oversee an annual self-assessment of the performance of the Board of Directors as a whole and the performance of each committee of the Board of Directors. The evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions and to identify opportunities for improving their operations and procedures. Our 2024 performance self-assessments were conducted in the first quarter of 2025.

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Board Leadership Structure

Our Board of Directors does not believe that it is in the best interests of the Company and our shareholders to mandate the separation of the offices of Chair of the Board of Directors and Chief Executive Officer. Rather, our Board of Directors retains the discretion to make determinations on this matter from time to time as may be in the best interests of the Company and our shareholders.

The Board of Directors currently believes that combining the positions of Chief Executive Officer and Chair of the Board of Directors, together with the appointment of a Lead Independent Director, is the best structure to fit the Company’s needs at this time and helps provide strong and consistent leadership for the management team and the Board. The Board believes that Mr. Messina’s knowledge and background with the Company, deep industry experience, demonstrated leadership capability and track record of delivering results benefits Onity’s shareholders, customers and employees uniquely positions him to lead the Board and continue to oversee the Company’s strategic initiatives. As Chair of the Board, Mr. Messina leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. In his capacity as President and Chief Executive Officer, Mr. Messina continues to be responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board.

In January 2023, the Board appointed Mr. Stein as Lead Independent Director. In this role, Mr. Stein is responsible for leading the Board’s independent oversight function and for addressing any corporate governance considerations arising from the service of the same individual as Chair and Chief Executive Officer. Mr. Stein presides at all executive sessions of the independent directors and serves as principal liaison between the Chair and the independent directors, meeting regularly with the Chair to exchange feedback and discuss critical issues. In addition, he works to optimize Board performance by fostering a climate of constructive candor in which diverse viewpoints are heard and frank and thoughtful discussion occurs.

The duties of the Lead Independent Director are further set forth in a charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.”

Committees of the Board of Directors

Our Board of Directors has the following standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Nomination/Governance Committee, a Risk and Compliance Committee, and an Executive Committee. The table below lists the current members of each of these committees. A brief description of each committee is provided below the table.

Name	Age(1)	Director Since	Audit Committee	Compensation and Human Capital Committee	Nomination/ Governance Committee	Risk and Compliance Committee	Executive Committee
Alan J. Bowers	70	2015	X(2)			X
Jacques J. Busquet	76	2016	X	X(2)		X	X
Jenne K. Britell	82	2019	X		X
Claudia J. Merkle	66	2024		X	X
Glen A. Messina	63	2018					X(2)
DeForest B. Soaries, Jr.	73	2015			X(2)
Kevin Stein	63	2019		X		X(2)	X

(1)	As of April 15, 2025
(2)	Committee Chair

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Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, and reviews and advises our Board of Directors with respect to matters involving accounting, auditing, and financial reporting, among other things. Audit Committee oversight also includes the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls. The Audit Committee also provides oversight of the internal audit function and is responsible for ensuring the Company has appropriate procedures in place for the receipt and review of confidential and anonymous reports of questionable accounting or auditing matters. Additionally, the Audit Committee reviews the scope and results of the annual audit conducted by the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Bowers (Chair) and Busquet, and Dr. Britell. Each member of our Audit Committee (i) is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, (ii) is financially literate, (iii) possesses accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and (iv) qualifies as an audit committee financial expert, as such term is defined in the applicable rules of the Securities and Exchange Commission. No current member of the Audit Committee serves on the audit committee of more than three other public companies.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Audit Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met nine times in 2024.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee (Compensation Committee) of our Board of Directors oversees our compensation and employee benefit plans and practices as well as the Company’s human capital initiatives and executive management development, evaluation, retention and succession planning. In furtherance thereof, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the President and Chief Executive Officer, evaluates our executive officers’ performance in light of those goals and objectives and approves our executive officers’ compensation based on their evaluations. In addition, the Compensation Committee oversees the review and approval of awards made to our non-executive officer employees that participate in our cash and equity incentive programs. The Compensation Committee is empowered to review and to administer awards under the 2007 Equity Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, the 2017 Performance Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, and the 2021 Equity Incentive Plan, as amended (the 2021 Plan). The Compensation Committee has the authority to retain, at the Company’s expense, compensation consultants, independent counsel or other advisers as it deems necessary in connection with its responsibilities. The Compensation Committee may form and delegate authority to subcommittees when it deems it to be appropriate. The role of the Compensation Committee and our processes and procedures for the consideration and determination of executive and director compensation are described in more detail below under “Board of Directors Compensation” and “Compensation Discussion and Analysis,” respectively.

The current members of the Compensation Committee are Messrs. Busquet (Chair) and Stein and Ms. Merkle. Each of these directors is independent as independence for Compensation Committee members is defined in the listing standards of the New York Stock Exchange. In addition, each member of the Compensation Committee also qualifies as a “non-employee” director as defined in Rule 16b-3 of the Securities and Exchange Commission and as an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code (the Code).

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Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Compensation Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met eight times in 2024.

Compensation Committee Interlocks and Insider Participation. Mr. Busquet, Ms. Merkle, Dr. Soaries and Mr. Stein served as members of the Compensation Committee during 2024. None of such members were, at any time during the 2024 fiscal year or at any previous time, an officer or employee of the Company. None of our executive officers have served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2024 fiscal year. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of candidates to serve as Directors and Committee members for our Board of Directors, advises our Board of Directors with respect to director composition, procedures and committees, recommends a set of corporate governance principles to our Board and oversees the evaluation of our Board of Directors and our management.

The current members of the Nomination/Governance Committee are Drs. Soaries (Chair) and Britell and Ms. Merkle. Each of these directors is independent as defined in the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Nomination/Governance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met six times in 2024.

Risk and Compliance Committee. The Risk and Compliance Committee of our Board of Directors provides assistance to the Board of Directors with (i) review of risks that could affect the ability of the Company to achieve its strategies and preserve its assets, (ii) oversight of an enterprise risk management infrastructure to identify, measure, monitor and report on the risks the Company faces, (iii) oversight of our compliance function, including our compliance management system and information security/privacy programs, and (iv) oversight of our compliance with applicable laws, rules and regulations governing our consumer-oriented businesses, including Federal consumer financial laws and applicable state laws. The Risk and Compliance Committee also provides assistance to the Board of Directors with the review, approval and oversight of related party transactions pursuant to our Related Party Transactions Approval Policy.

The current members of the Risk and Compliance Committee are Messrs. Stein (Chair), Bowers and Busquet, all of whom are independent directors as defined in the listing standards of the New York Stock Exchange.

Our Risk and Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Risk and Compliance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter will be amended and the revised version posted on our website. This Committee met five times in 2024.

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From time to time, when requested by the Board of Directors, the Risk and Compliance Committee provides oversight of the Company’s exploration of potential business combinations and other transformative transactions.

Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors, if necessary. The current members of the Executive Committee are Mr. Messina (Chair) and Messrs. Busquet and Stein.

Other Committees. Our Board of Directors has the authority to form additional standing or temporary committees, and delegate appropriate authority to such committees if and when the Board determines that it is advisable to do so. In addition, the Board may, from time to time, determine that a standing committee should be dissolved or re-organized in order to more efficiently serve the Company’s corporate governance needs.

Director Nomination Process

The Nomination/Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, including whether any vacancies on the Board of Directors are anticipated. If vacancies are anticipated, various potential candidates for director are identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, shareholders or industry sources.

Effective May 28, 2024 upon the retirement of Ms. Phyllis Caldwell, the size of the Board of Directors was set at seven directors.

In evaluating nominees for director, our Nomination/Governance Committee takes into account the applicable requirements for directors under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. In addition, our Nomination/Governance Committee takes into account such factors as experience, knowledge, skills, expertise, integrity, diversity of skills, experience and background, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness and ability to devote adequate time and effort to Board responsibilities and the interplay of the candidate’s qualifications and experience with the qualifications and experience of other members of our Board of Directors. We do not have a policy relating to the nomination or continued service of directors above a specific age, as we believe it is more beneficial to focus on the qualifications, experience, and performance of our directors and director nominees, and we consider Board refreshment from a broader perspective than the age of individual directors. We also consider the number of other boards on which a nominee sits. The Company’s general policy is to limit the number of other public company boards of directors upon which a director may sit to four, and presently no director sits on more than three other public company boards. The Board of Directors retains discretion to appoint or nominate for election by the shareholders individuals who sit on more than four other public company boards of directors if the Board of Directors considers the addition of such individual to the Board of Directors to be in the best interests of the Company and its shareholders. Our Nomination/Governance Committee evaluates all of the factors outlined above, as well as any other factors it deems to be appropriate, and recommends candidates that it believes will enhance our Board of Directors and benefit the Company and our shareholders. It is the policy of our Nomination/Governance Committee to consider candidates for director recommended by shareholders, but the Nomination/Governance Committee has no obligation to recommend such candidates. A copy of our Corporate Governance Guidelines is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.”

Pursuant to the Board of Director’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends director nominees to the Board of Directors. We view diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending director nominees to the Board of Directors with the objective of achieving a Board with diverse business and educational backgrounds. In addition, the Board recognizes the value of including perspectives shaped by diversity of personal backgrounds in building an inclusive corporate culture that reflects and supports Onity’s diverse customer base and global workforce. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s strategic and governance needs. The Nomination/Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board of Directors from time-to-time, as appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

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In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview process, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Nomination/Governance Committee. Should a shareholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders has put forth any director nominees for the Annual Meeting.

If you wish to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you may do so by written notice to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Such notice must contain all the information set forth in Section 2.2 of our Bylaws and comply with the procedures and deadline set forth therein. See “Submission of Shareholder Proposals for 2026 Annual Meeting,” below for additional information about this process.

Insider Trading Prevention Policy

We have adopted an Insider Trading Prevention Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees. A copy of the Insider Trading Prevention Policy is filed as an exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2025. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading.

Prohibition against Short Sales, Hedging and Margin Accounts

Our Insider Trading Prevention Policy also prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, pledging Company securities as collateral for a loan, buying or selling puts or calls on the Company’s stock and engaging in any other transaction that hedges the economic risk associated with the ownership of the Company’s securities. This policy is designed to encourage investment in the Company’s stock for the long term and to discourage active trading or short-term speculation, and applies regardless of whether such Company securities were (i) granted to the director, officer or employee as part of their compensation or (ii) held directly or indirectly by the director, officer or employee.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to help ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as director qualifications, board of director and committee composition, director responsibilities, director access to management and independent advisers, director compensation, director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors. The Corporate Governance Guidelines also provide that within five years of their appointment, directors are generally expected to own shares in the Company worth at least five times the base annual cash retainer for service as a director.

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Our Corporate Governance Guidelines are available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” Our Nomination/Governance Committee reviews our Corporate Governance Guidelines annually and recommends amendments to the Board of Directors for approval.

The Board of Directors has also adopted a Clawback Policy as further described under “Clawback Policy” in the “Executive Compensation” section below.

Executive Sessions of Non-Management Directors

Mr. Messina chairs executive sessions of the full Board of Directors. Mr. Stein presides at the executive sessions of non-management directors. Our non-management directors met in executive sessions of the full Board without management during four meetings in 2024. In addition, our Audit, Compensation and Human Capital, and Risk and Compliance Committees generally met in executive session at each regularly scheduled quarterly meeting and on other occasions when the members believed it was advisable to do so.

Meetings with Management Independent of the Chief Executive Officer

Our Lead Independent Director, the chairs of our committees and our other directors meet with various members of management, without the Chief Executive Officer present, to discuss matters relevant to the business of the Company. For example, in addition to discussions with members of senior management, the chair of the Audit Committee meets independently with the Chief Audit Executive, our independent auditors and the Chief Legal Officer from time to time and the chair of the Risk and Compliance Committee meets independently with the Chief Risk and Compliance Officer and the Chief Legal Officer from time to time. In prior years, our directors have also visited various of our U.S. and international sites to meet generally with employees and senior management in those locations.

Communications with Directors

If you desire to communicate with our Board of Directors or any individual director regarding Onity, you may do so by writing to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You may communicate anonymously or confidentially and may also indicate whether you are a shareholder, customer, supplier, or other interested party. You may also write to our Board of Directors through our website at http://shareholders.onitygroup.com/contactBoard.cfm.

Shareholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board of Directors by calling our hotline, which is administered by a third party, at 1-800-884-0953. The Chair of the Audit Committee has been designated to receive such communications.

Communications received in writing are distributed to our Board of Directors or to individual directors, as the Chief Legal Officer and Secretary deem appropriate, depending on the facts and circumstances outlined in the communication received. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

●	Service or product complaints
●	Service or product inquiries
●	New service or product suggestions
●	Resumes and other forms of job inquiries
●	Surveys
●	Business solicitations or advertisements

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In addition, material that is unduly hostile, threatening, illegal, repetitive, irrelevant to the Board of Directors or similarly unsuitable will be excluded, provided that any communication that is filtered out will be made available to any non-management director upon request.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees as required by the New York Stock Exchange rules. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. Any waivers from either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or a Board Committee and must be promptly disclosed. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our web site at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on our website.

Risk Management and Oversight Process

One of our Board of Directors’ key responsibilities is the oversight of risk associated with the Company. Certain of these responsibilities have been delegated to specific committees, in which case the Board oversees the work of the committee.

Risk and Compliance Committee. As discussed above, this committee is responsible for monitoring the Company’s enterprise risk management framework, and regularly meets with the Chief Risk and Compliance Officer to discuss risk exposures and mitigation plans. This committee monitors the Company’s evaluation and management of risks, including, but not limited to, operational risk, regulatory compliance risks and cybersecurity risks, through reviews with management, including comprehensive reviews every quarter with additional updates as appropriate. This committee also reviews and approves related party transactions in accordance with our Related Party Transactions Approval Policy to monitor and prevent conflicts of interest in the operations of the Company and the activities of management and directors.

Audit Committee. The Audit Committee monitors the Company’s financial risks through regular reviews of the Company’s financial activities with management and internal and external auditors. This committee also receives reports from the management-level Disclosure Review Committee, which works to reduce the risk of inaccurate financial reporting through its review of the Company’s quarterly and annual financial reports and disclosure controls and procedures.

Nomination/Governance Committee. The Nomination/Governance Committee monitors the Company’s governance risk by regular reviews with management, including monitoring any circumstances that could potentially jeopardize the independence of directors or objectivity of management.

Compensation Committee. The Compensation Committee monitors potential risks created by the Company’s compensation policies and practices through regular reviews with management and through consulting regularly with an independent compensation consultant without management present. This committee also oversees human resources initiatives intended to reduce the risk of workplace discrimination and harassment incidents.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure with the President and Chief Executive Officer and other members of senior management, including our Chief Risk and Compliance Officer, having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight in connection with these efforts.

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Corporate Governance, Values and Sustainability

Our Board of Directors and our management are committed to ensuring Onity has responsible practices to address the needs of its customers, employees and the communities it serves. While the Board has delegated oversight of management’s environmental, social and corporate governance initiatives to the Compensation Committee, the full Board is briefed regularly on the Company’s activities and metrics in these areas. Our approach is represented by the following policies and programs:

Policy on non-discrimination. Onity’s non-discrimination policy provides equal employment opportunities for all qualified individuals without discrimination based upon legally protected characteristics in accordance with applicable law. Underlying this policy is Onity’s culture and values, including employees’ rights to be free from unlawful discrimination, and its commitment to providing a safe, secure, and productive work environment.

Onity’s hiring, salary administration, promotion and transfer policies are based solely on job requirements, job performance and job-related criteria. In addition, every effort is made to ensure that Onity’s personnel policies and practices (including those relating to compensation, benefits, transfer, retention, termination, and training opportunities) are administered without discrimination based upon any legally protected characteristics in accordance with applicable law.

Promoting equal opportunity. Onity remains committed to fostering a non-discriminatory equal opportunity environment in all areas of employment selection, compensation, training, and promotion. Company policies and applicable law prohibit discrimination of any form in all of the locations in which Onity operates. Onity strives to foster an environment in which people of all backgrounds can participate and contribute to the success of the organization’s enterprise, taking full advantage of the collective sum of individual differences, life experiences, inventiveness, self-expression and unique capabilities, knowledge and talent.

Onity relies on employee-led resource groups, which are open to all, to help support employee development and foster our culture of equal opportunity. More than half of our workforce are members of these groups, which collectively hosted more than 30 employee events globally.

Commitment to Ethics. We have adopted a robust Code of Business Conduct and Ethics that applies to all employees and our Board of Directors, as well as an additional Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. We provide multiple anonymous methods for any employee or other person to report a suspected ethical violation, including whistleblower complaints relating to accounting, internal controls, audit matters or securities law, and our policies prohibit retaliation against any person for making a good faith complaint. We also provide methods for interested individuals to contact the members of our Board of Directors and communicate directly with the Chair of our Audit Committee. Our Chief Legal Officer serves as our Chief Ethics Officer and collaborates with members of our Internal Audit function to ensure every ethics complaint and communication to our Board is addressed in accordance with our company policies.

Benefits. Onity’s benefits programs strive to keep employees productive and engaged at work by serving the total well-being of employees’ and their families’ physical, mental, and financial health. In the U.S., our comprehensive benefits plan includes company-sponsored medical, dental and vision; company-paid basic life, accident, and disability coverage; 401(k) with company match; and supplemental group coverage for critical illness, accident, auto, home, pet, legal, identity protection, childcare/eldercare and tutoring. The medical plans include 100% coverage for all preventive care services and all generic preventive medications.

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Our wellness programs offer incentives for completing preventive health screenings, participating in online and telephonic health coaching, improving, or reaching targeted health scores, and increasing physical activity. Additionally, we provide employees with a comprehensive employee assistance program that includes virtual counseling, personalized health coaching for chronic conditions, stress management and financial planning workshops, online guided meditation, and yoga, and more. Onity also provides a generous paid time off (PTO) program to support employees’ need to rest and recharge. Our medical and family leave programs offer paid disability absences and paid parental/adoption leave, in addition to Family and Medical Leave Act-required schedule flexibility and job security. Outside the U.S., our employee benefit programs provide comparable, and market appropriate benefits focused on supporting our employee’s well-being and retirement needs.

Training and development. Onity is committed to providing our employees with high-quality training and learning experiences targeted to increase industry knowledge levels, improve process efficiency, and promote personal growth, which in turn helps improve customer experience, reduce foreclosures, and contribute to our success as an organization. Onity facilitates professional development through the lifecycle of employees by providing functional business training, regulatory and compliance training, and skill and competency development programs. We also provide individualized one-on-one coaching to help customer-facing staff guide customers to positive experiences. In addition to learning programs designed to build functional and leadership competency for all levels of leadership throughout the organization, Onity offers a Leadership Development Training curriculum specifically designed to prepare employees at the Supervisor level and above with the competencies to make them successful in their roles as leaders. Training courses are housed in our continuously reviewed and updated learning management system.

Our training and development programs are important contributors to our ability to deliver industry-leading customer service. Over the past few years, Onity’s subsidiary PHH Mortgage Corporation (PHH) has been recognized for servicing excellence through Freddie Mac’s SHARPSM and Fannie Mae’s STARTM awards and HUD’s ranking.

Community development. At Onity, we believe homeownership is an important part of achieving financial independence, and our philosophy in this regard is that “helping homeowners is what we do.” This philosophy is what guides us in our commitment to the communities we serve. We organize a variety of community outreach programs and events with local and national organizations around the country to assist homeowners, particularly in underserved communities. Our outreach events began during the 2008 mortgage crisis and have continued since then. In 2024, we hosted 42 borrower outreach events across 32 states in partnership with nine HUD certified housing counseling agencies. In addition, Onity partners with several local municipalities around vacant and abandoned properties to mitigate blight in communities.

To better serve our stakeholders and communities, Onity created a Community Advisory Council in 2014, consisting of 15 leaders from a varied group of national non-profit organizations, consumer advocacy groups and civil rights organizations, as a platform to collaborate and share ideas on how to help homeowners. Onity provides grants and sponsorship funding to local and national nonprofit organizations each year, in support of the work they do to help distressed communities and homeowners. Since the COVID pandemic, Onity has contributed nearly $7 million to these organizations, and more than $28 million since 2012.

Charitable activity. Onity continues to find meaningful ways to give back to the communities where we live and work. The charitable events at our office locations around the globe in 2024 included raising funds for autism and cancer research, supporting local food banks through food drives and volunteering, helping economically disadvantaged children and the elderly, donating supplies to schools for vision-impaired children, holding toy drives and back-to-school supply drives, making donations to first responders and military veterans, hosting blood drives through the American Red Cross and OneBlood and making donations to the Mortgage Bankers Association’s (MBA) Opens Doors Foundation to help families with a critically ill or injured child.

Responsible information security management. Onity maintains a comprehensive information security program designed to safeguard the confidentiality, integrity and availability of its data and information systems. Onity’s Board of Directors is periodically updated on information security risks, which are managed through a strategic blend of policies, advanced tools and technologies, and continuous staff awareness initiatives. Onity’s cybersecurity controls are structured around a multi-layered defense-in-depth strategy designed to protect the integrity of the network against potential breaches.

Our workforce undergoes regular training designed to enhance their ability to recognize, avert, and report cybersecurity risks and incidents. In parallel, Onity’s third-party risk management program assesses and supervises the information security practices of our vendors. For example, we require certain third-party vendors who handle data processing activities on our behalf to maintain a formal information security program that meets our security standards for such vendors.

Onity’s readiness for and responsiveness to cyber threats are periodically evaluated through various assessments. These include both internal and external vulnerability assessments, penetration testing, incident response table-top exercises, and breach readiness and response drills. For more detailed information regarding Onity’s approach to information security risk management, see “Item 1. Business - Risk Management” and “Item 1C. Cybersecurity” of the Annual Report included with these proxy materials.

Environmental Impact. In 2024, Onity continued its commitment to operate through a primarily remote working model, reducing the percentage of employees commuting daily to the office. Fewer associates in the offices afforded the opportunity to reduce our office footprint in several markets. As office space footprints were reduced, improvements were made to retrofit lighting and equipment to lower our use of natural resources. Recycling of office and paper products in all U.S. facilities continues to be a priority, which reduces our imprint on the local landfills. In addition, we continue to reduce paper mailings to customers through our digital mailing service, electronic notice delivery and process automations.

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BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received for fiscal year 2024 by each member of our Board of Directors who was not employed by us or one of our subsidiaries and who served as a director during fiscal year 2024 (our non-management directors).

Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
Jenne K. Britell	95,000	120,000	215,000
Alan J. Bowers	112,500	120,000	232,500
Jacques J. Busquet	120,000	120,000	240,000
Phyllis R. Caldwell (4)	35,374	—	35,374
Claudia J. Merkle(5)	64,385	137,330	201,715
DeForest B. Soaries, Jr.	90,016	120,000	210,016
Kevin Stein	158,250	120,000	278,250

(1)	Amounts reported for stock awards represent the aggregate grant date fair value of awards granted during fiscal year 2024 under the 2021 Equity Incentive Plan, as amended (the 2021 Plan) computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. We based the grant date fair value of stock awards on the closing price of our common stock on the New York Stock Exchange on the date of grant of the awards.

(2)	On May 28, 2024, our non-management directors received equity awards under the 2021 Plan for their service for the 2024-2025 term. Each award had a grant date fair value totaling $120,000 (with immaterial incremental value resulting from rounding to the next whole share). Each director received 4,792 restricted stock units (RSUs) vesting May 28, 2025, in the event each director attends at least 75% of applicable Board and committee meetings.

(3)	Our non-management directors have no shares subject to option awards or other equity awards outstanding as of December 31, 2024, other than the RSUs issued May 28, 2024. except the following issued in prior service years to directors deferring their equity compensation pursuant to the Deferral Plan for Directors: Dr. Soaries holds 4,981 RSUs deliverable six months following the termination of his service.

(4)	Ms. Caldwell retired effective May 28, 2024 immediately prior to the 2024 Annual Meeting. Accordingly, she did not receive a 2024 equity award for 2024-2025 director service.

(5)	Effective April 1, 2024, the Board appointed Ms. Merkle to the Board of Directors and granted her a pro-rated equity award with a grant date fair value of $17,330 corresponding to the period between the date of her appointment and May 23, 2024, the vesting date of the 2023-2024 Board equity grant. Ms. Merkle received 642 RSUs which vested on May 23, 2024.

The Compensation Committee has the responsibility for determining the form and amount of compensation for our non-management directors. Mr. Messina, our management director, does not receive an annual retainer or any other compensation for his service on the Board of Directors. Non-management directors receive the following compensation for their services on the Board of Directors.

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Cash Compensation

In support of the Company’s cost-cutting initiatives, the Board determined in 2022 to reduce the fees payable for Board service, including reductions in the retainers payable for service as Chair or member of the Board, the Chair or member of the Compensation Committee and member of the Nomination/Governance Committee. In keeping with our continued commitment to cost-cutting, we maintained our reduced fee structure in 2024 and our non-management directors received the following cash compensation, payable in quarterly installments (except as noted below):

●	a retainer of $72,000;
●	an additional $50,000 to the Lead Independent Director;
●	an additional $25,000 to the Audit Committee Chair;
●	an additional $20,000 to the Compensation Committee Chair;
●	an additional $15,000 to the Nomination/Governance Committee Chair;
●	an additional $25,000 to the Risk and Compliance Committee Chair;
●	an additional $12,500 to all Audit Committee and Risk and Compliance Committee members (other than the Chairs);
●	an additional $10,000 to all Compensation Committee members (other than the Chair); and
●	an additional $7,500 to all Nomination/Governance Committee members (other than the Chair).

In addition, our non-management directors other than the Lead Independent Director receives fees of $1,000 per meeting for each meeting in excess of eight meetings of the Board of Directors and each applicable committee per year.

Mr. Messina does not receive additional compensation for service as either a director or as the Chair of our Board.

Equity Compensation

At our 2024 Annual Shareholder Meeting, our shareholders approved Amendment No. 3 to the 2021 Equity Incentive Plan (as amended, the 2021 Plan). Following the 2024 Annual Shareholder Meeting, each non-management member of the Board of Directors was granted an award of restricted stock units (RSUs) under the 2021 Plan with a grant date fair value of $120,000 (rounded to the next whole share). The RSUs vest on the one-year anniversary of grant if the director has attended an aggregate of at least 75% of all meetings of the Board of Directors and committees of which the director is a member during such period. Upon vesting, the shares of common stock underlying the RSUs will be issued to the director unless the director has elected to defer delivery in accordance with the Deferral Plan for Directors, as described below. In the event that the director has attended less than an aggregate of at least 75% of all such meetings, such director’s right to ownership will vest on a pro rata basis according to the director’s actual attendance percentage, with the remaining shares forfeited. RSUs are generally non-transferable, confer no voting rights in the underlying shares prior to delivery, and no adjustments will be made for dividends for which the record date is prior to the date of issuance of such shares.

Following our 2025 Annual Shareholder Meeting on May 21, 2025, each non-management member of the Board of Directors serving for the 2025-2026 Board term will be granted an equity award under the 2021 Plan with a grant date fair value of $120,000 (rounded to the next whole share), subject to their election to defer, as described further below.

Director Compensation Alignment with Shareholder Value Creation

The equity component of our director compensation program aligns the compensation of our directors directly with long-term shareholder value creation. The table below reflects the strong incentive created by our director compensation program to ensure our directors’ compensation is aligned with shareholder value creation. The table below shows the total equity holdings, excluding stock options, of each of our directors as of March 31, 2025, including shares of common stock beneficially owned and vested and unvested restricted stock units. The table provides the value of those shares and restricted stock units based on the closing price of our stock on March 31, 2025 and an illustrative diluted book value per share based on our publicly reported book value as of December 31, 2024.

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Value of Total Equity Held by Non-Management Directors (1),(2)

Name	Total Shares Vested(2) and Unvested (as of 3/31/25) (#)	Value at $32.32 Share Price (closing price on 3/31/25)(3) ($)	Value at $50.19 Fully Diluted Book Value Per Share(4) ($)
Alan J. Bowers	36,177	1,169,241	1,815,724
Jenne K. Britell	34,014	1,099,332	1,707,163
Jacques J. Busquet	45,010	1,454,723	2,259,052
Claudia J. Merkle	5,434	175,627	272,732
DeForest B. Soaries, Jr.	41,399	1,338,016	2,077,816
Kevin Stein	34,014	1,099,332	1,707,163
TOTAL	196,048	6,336,271	9,839,649

(1)	Total equity includes shares of common stock beneficially owned by each director serving on the Board of Directors at March 31, 2025 plus unvested restricted stock units. As noted above, restricted stock units valued at $120,000 are granted each year to our directors following our annual meeting of shareholders and vest on the first anniversary of the grant date, unless the director attended less than 75% of all meetings of the Board of Directors and committees of which the director is a member during that year, in which case the restricted stock units will be pro-rated based on the director’s actual attendance percentage, with the remainder forfeited. Accordingly, it is possible that all of the restricted stock units shown in the table above may not fully vest.

(2)	“Shares Vested” represents shares beneficially owned and shares underlying restricted stock units that have vested and are subject to deferred delivery under our Deferral Plan for Directors, described above. “Shares Unvested” represent restricted stock units granted to a director that have not vested as of March 31, 2025. As of March 31, 2025, each of our directors held 4,792 unvested restricted stock units and Dr. Soaries has deferred delivery of 4,981 shares underlying vested RSUs that are not deliverable until six-months after he ceases to serve as a director.

(3)	Calculations are based on share price and equity holdings as of March 31, 2025. Our future stock price may vary materially from the closing price shown in the table. The closing price per share of our common stock on April 10, 2025 was $28.55 per share.

(4)	Calculations are based on March 31, 2025 equity holdings and fully diluted book value per share. Fully diluted book value per share is calculated based on the Company’s most recent publicly reported book value of $443 million at December 31, 2024 and 8,829,338 shares, comprised of 7,873,053 shares outstanding and 1,446,016 warrants held by Oaktree as of December 31, 2024. See “Business Relationships and Related Transactions – Relationship with Oaktree”, below. Assumes cashless exercise of Oaktree warrants using 10-day average of Volume Weighted Average Price (10 days ending on preceding day of exercise) on December 31, 2024 of $31.20. Does not give effect to issuance of shares underlying vested and unvested restricted stock units shown in table or stock options with strike prices above current trading prices.

The total shares owned and outstanding units granted to non-management directors as of March 31, 2025 represents 2.4% of the diluted weighted average number (8,087,535) of shares of the Company’s common stock issued and outstanding in the 2024 fiscal year.

Deferral Plan for Directors

The Onity Group Inc. Financial Corporation Deferral Plan for Directors provides non-management directors with the opportunity to defer the receipt of all or a portion of their equity compensation earned for their service as directors. The plan is administered by the Compensation Committee. Before the end of each calendar year (or, in the case of directors appointed between annual meetings, within 30 days of appointment), the non-management directors make an election to defer delivery of either all or a portion of the equity portion of their annual compensation for the following grant year. Directors electing to defer receipt of equity will become vested in the shares underlying a deferred equity award and will receive dividend equivalents to the same extent as they would if the original award had not been deferred.

Each director electing deferral must specify the payment date at the time of election for any shares underlying a deferred award as either (i) the six-month anniversary of the director’s termination date or (ii) any other date elected by the director which is at least two years after the last day of the year of service for which the compensation was awarded. At least thirty days prior to payment of deferred compensation, a director shall elect to receive such payment in the form of either (i) cash in an amount equal to the fair market value of the shares underlying the deferred equity award, or (ii) the shares of common stock underlying the deferred equity award.

Other Compensation Matters

Director compensation may be prorated for a director serving less than a full one-year term such as in the case of a director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with performing their duties, including attending meetings of the Board of Directors and its committees. Director compensation is subject to review and adjustment by the Compensation Committee from time to time.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers. Our executive officers are appointed by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for the appointment of any person as an executive officer. None of our directors and/or executive officers is related to any other director and/or executive officer of Onity or any of its subsidiaries by blood, marriage or adoption.

Name	Age(1)	Position(1)
Glen A. Messina	63	President and Chief Executive Officer
Scott W. Anderson	56	Executive Vice President and Chief Servicing Officer
Richard J. Bradfield	55	Executive Vice President and Chief Growth Officer
Jenna D. Evans	44	Executive Vice President and Chief Risk and Compliance Officer
Francois Grunenwald	54	Senior Vice President and Chief Accounting Officer
Sean O’Neil	59	Executive Vice President and Chief Financial Officer
J. Andrew Peach	59	Executive Vice President, Originations and Chief Lending Officer
Joseph J. Samarias	53	Executive Vice President, Chief Legal Officer and Company Secretary
Aaron D. Wade	54	Executive Vice President and Chief Investment Officer
Dennis Zeleny	69	Executive Vice President and Chief Administrative Officer

(1) All age and position information set forth herein is as of April 10, 2025.

The principal occupation for at least the last five years, as well as certain other biographical information, for each of our executive officers who is not a director is set forth below.

Scott W. Anderson. Mr. Anderson has served as Executive Vice President and Chief Servicing Officer since 2009, and his career with Onity has spanned over twenty years. Prior to his current role, he served as Senior Vice President, Residential Assets since November 2001. Prior to joining Onity in November 1993, Mr. Anderson was employed by CIGNA. He holds a Bachelor of Arts in Economics from Bowdoin College.

Richard J. Bradfield. Mr. Bradfield has served as Executive Vice President and Chief Growth Officer since October 2024. He also continues to serve as President, PHH Asset Services LLC. Mr. Bradfield joined the Company in March 2024 serving as Executive Vice President, Strategic Initiatives. Prior to joining Onity Group, he served for five years as Chief Executive Officer for Arc Home LLC. Previously, Mr. Bradfield served as Chief Financial Officer for Home Point Financial. Prior to this role, he spent 25 years at PHH Corp. in various executive-level roles, including Senior Vice President, Originations and earlier as Senior Vice President, Capital Markets and Treasurer. Mr. Bradfield began his mortgage career at PHH Corp. in the Originations department and later transitioned into Capital Markets. He holds a Bachelor of Science degree in Finance from Drexel University and a Master of Business Administration degree from Temple University.

Jenna D. Evans. Ms. Evans has served as Executive Vice President and Chief Risk and Compliance Officer since October 2022. She also continues to serve as Deputy General Counsel in charge of Regulatory Affairs, a role she has held since October 2016. Prior to joining Onity in February 2013, Ms. Evans served as in-house regulatory compliance counsel at GMAC Mortgage, LLC. Earlier in her career, she spent six years in private practice, during which she represented regional banks and other financial services companies. Ms. Evans also serves as the Executive Sponsor of GROW, Guidance and Resources for Onity Women, an affinity group aimed at supporting the development of female employees. She holds a Bachelor of Arts degree in Public Relations from Pennsylvania State University, a Juris Doctor from Temple University, and is licensed to practice law in both Pennsylvania and New Jersey.

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Francois Grunenwald. Mr. Grunenwald has served as our Senior Vice President and Chief Accounting Officer since August 2019. Prior to joining Onity, he spent the prior 20 years at PricewaterhouseCoopers, where he served in various accounting and financial advisory roles with a focus on financial services clients, including for the last 12 years as a Partner. Mr. Grunenwald is a Certified Public Accountant and holds a Master’s degree in Finance and Banking from the University of Paris II Panthéon-Assas.

Sean B. O’Neil. Mr. O’Neil has served as Executive Vice President and Chief Financial Officer since June 2022. From 2015 until joining Onity, Mr. O’Neil served as Chief Financial Officer of Bayview Asset Management, LLC. Prior to 2015, he held a number of senior positions at financial institutions, including serving as Group Financial Officer for Wells Fargo, Eastern Community Bank and as Chief Financial Officer for Wachovia’s Wealth Management Group. Mr. O’Neil began his career as a submarine officer in the U.S. Navy. He holds a Master of Business Administration degree from Harvard University and a Bachelor of Science degree in Mechanical Engineering from Pennsylvania State University.

J. Andrew Peach. Mr. Peach has served as Executive Vice President, Originations and Chief Lending Officer since April 2024. From March 2021 through April 2024, he served as Senior Vice President, Correspondent Lending and Business-to-Business Lending, including serving as interim head of Originations from January 2024. Prior to joining Onity, Mr. Peach served as Senior Vice President, Correspondent Sales at Mr. Cooper Group from August 2020 through March 2021 and as President and Chief Executive Officer at Waterstone Mortgage Corporation from August 2019 through July 2020. Earlier, he held senior positions at Pacific Union Financial, JP Morgan Chase, Aurora Loan Services and Bank of America. He holds a Bachelor of Science degree in Finance and Marketing from the University of South Carolina.

Joseph J. Samarias. Mr. Samarias has served as Executive Vice President and Chief Legal Officer since April 2019. He previously served as Senior Vice President, Deputy General Counsel of Onity since 2013. He also serves as the Company’s Chief Ethics Officer, and was appointed Company Secretary in April 2020. Prior to joining Onity, from 2009 to 2013, Mr. Samarias was a senior attorney with the Treasury Department’s Office of Financial Stability (OFS). From 2012 to 2013, he served as Chief Counsel of OFS where he was responsible for directing all legal activities of the Troubled Asset Relief Program, and served as the chief legal advisor to the Assistant Secretary for Financial Stability. Prior to his government service, Mr. Samarias was a litigator with several international law firms from 1997 to 2009. He holds a Bachelor of Arts from Vanderbilt University, a Juris Doctor from Washington University School of Law, and is a member of the bars of the Commonwealth of Virginia and the District of Columbia, as well as a Florida Authorized House Counsel, and a New Jersey In-House Counsel.

Aaron D. Wade. Mr. Wade has served as Executive Vice President, Chief Investment Officer since December 2022. Previously he served as Onity’s Executive Vice President, Capital Markets since April 2022. From October 2018 until joining Onity, Mr. Wade served as Managing Director for various Blackstone portfolio companies, where he was responsible for business development, due diligence, transaction management and servicer oversight for the residential division of Blackstone’s real estate debt business. From 2009 through 2018, he served as Executive Vice President of Mortgage and SBA Lending and Capital Markets for OneWest Bank. Earlier, he managed the capital markets function for IndyMac Bank and LaSalle Bank. Mr. Wade holds a Bachelor’s degree in Business Economics from University of California, Los Angeles.

Dennis Zeleny. Mr. Zeleny has served as Executive Vice President and Chief Administrative Officer since August 2019. In that capacity, he oversees Onity’s human resources, communications, information technologies, international operations, facilities, sourcing, enterprise project management office and diversity and inclusion programs. From January through August 2019, Mr. Zeleny served Onity as a human resources consultant. From 2012 through 2019, Mr. Zeleny provided executive Human Capital consulting services including as co-CEO of Center on Executive Compensation. He previously held the role of Chief Administrative or Chief Human Resources Officer at Sunoco, Caremark, and DuPont, oversaw global human resources at Honeywell and served 17 years at PepsiCo. Mr. Zeleny also served on the Board of HRPA, Cornell ILR Advisory Board, SXL and SCX, NYSE publicly traded companies. He received a Bachelor of Science from Cornell University and a Master of Science from the Graduate School of Business at Columbia University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Equity Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 10, 2025 by:

●	each of our directors and director nominees;
●	each named executive officer; and
●	all of our directors and current executive officers as a group.

Each of Onity’s directors, director nominees and named executive officers may be reached through Onity Corporate Headquarters at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The following table also sets forth information with respect to each person known by Onity to beneficially own more than five percent of the outstanding shares of its common stock.

The table is based upon information supplied to us by directors and executive officers and filings under the Securities Exchange Act of 1934, as amended, except where noted. We have based our calculation of the percentage of beneficial ownership on 8,008,515 shares of our common stock outstanding as of April 10, 2025.

Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percent of Class
Oaktree Holdings, LLC(2) 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071	879,959	9.9%
Long Focus Capital Management, LLC(3) 207 Calle Del Parque A&M Tower, 8th Floor San Juan, PR 00912	652,088	8.1%
Howard Amster(4) 7681 Olympia Drive West Palm Beach, FL 33411	616,706	7.7%
BlackRock Inc.(5) 50 Hudson Yards New York, NY 10001	482,146	6.0%
Dimensional Fund Advisors LP(6) 6300 Bee Cave Road, Building One Austin, TX 78746	396,558	5.0%
$8,008,515.00

Directors and Named Executive Officers:
Scott W. Anderson(7)	40,944	*
Alan J. Bowers(8)	36,177	*
Jenne K. Britell(9)	34,014	*
Jacques J. Busquet(10)	45,010	*
Claudia J. Merkle(11)	5,434	*
Glen A. Messina(12)	383,577	4.8%
Sean B. O’Neil(13)	30,965	*
DeForest B. Soaries, Jr.(14)	36,418	*
Kevin Stein(15)	34,014	*
Aaron D. Wade(16)	11,476
Dennis Zeleny(17)	26,686	*
All Current Directors and Executive Officers as a Group (16 persons)(18)	711,752	8.8%

*	Less than 1%

(1)	For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she has the right to acquire such common stock within 60 days of April 10, 2025 and directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the reported shares. No shares have been pledged as security by the named executive officers or directors.

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(2)	Oaktree Holdings, LLC (Oaktree): On March 4, 2021, the Company issued 1,184,768 warrants to affiliates of Oaktree, and on May 3, 2021, the Company issued an additional 261,248 warrants to affiliates of Oaktree, pursuant to agreements between the Company and affiliates of Oaktree which provide that the warrants cannot be exercised to the extent that affiliates of Oaktree would beneficially own in excess of 9.9% of the Company’s outstanding stock following such issuance (the Ownership Cap) without 61 days advance notice. Oaktree’s beneficial ownership is reported in the table above as the Ownership Cap as of April 10, 2025, which is based on an aggregate of 8,478,045 shares of the Company, consisting of (i) 8,008,515 of the Company’s shares outstanding as of April 10, 2025 and (ii) warrants to purchase 469,530 of the Company’s shares. Oaktree Holdings, LLC jointly filed a Schedule 13G/A with the Securities and Exchange Commission on February 14, 2024, reporting securities deemed to be beneficially owned as of December 31, 2023, representing the number of shares it would own under the Ownership Cap based on the number of shares of common stock of the Company outstanding as of December 31, 2023, with the following Reporting Persons: Opps OCW Holdings, LLC, a Delaware limited liability company (Opps OCW Holdings), in its capacity as the direct owner of an aggregate of shares and warrants exercisable to the extent of the Ownership Cap; ROF8 OCW MAV PT, LLC, a Delaware limited partnership (ROF8), in its capacity as the direct owner of an aggregate of shares and warrants exercisable to the extent of the Ownership Cap; Oaktree Fund GP, LLC, a Delaware limited liability company (Fund GP), in its capacity as the manager of Opps OCW Holdings and ROF8; Oaktree Fund GP I, L.P., a Delaware limited partnership (GP I), in its capacity as the managing member of Fund GP; Oaktree Capital I, L.P., a Delaware limited partnership (Capital I), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company (Holdings I), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company (Holdings) in its capacity as the managing member of Holdings I; Oaktree Capital Group, LLC, a Delaware limited liability company (OCG), in its capacity as the indirect manager of Opps OCW Holdings and ROF8; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company (OCGH GP), in its capacity as the indirect owner of the class B units of OCG; Brookfield Corporation., an Ontario corporation (BAM), in its capacity as the indirect owner of the class A units of OCG; and BAM Partners Trust, a trust established under the laws of Ontario (BAM Partnership), in its capacity as the sole owner of Class B Limited Voting Shares of BAM. The principal business address of each of the Reporting Persons other than BAM, BAM Partnership and BAM Partners is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. The principal business address of BAM, BAM Partnership and BAM Partners is Brookfield Place, Suite 300, 181 Bay Street, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3.

(3)	Long Focus Capital Management, LLC: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024 reporting securities beneficially owned as of December 31, 2023, by Long Focus Capital Management, LLC (LFCM LLC), a Delaware single member limited liability company; Long Focus Capital Master, LTD. (LFCM LTD), a Cayman Islands limited company; Condagua, LLC, a Delaware single member limited liability company; John B. Helmers, a United States citizen; and A. Glenn Helmers, a United States citizen, each of LFCM LLC and John B. Helmers reports shared voting and dispositive power of 652,088 shares, LFCM LTD reports shared voting and dispositive power of 309,964 shares, and each of Condagua, LLC and A. Glenn Helmers reports shared voting and dispositive power of 342,124 shares. LFCM LLC, John B. Helmers and A. Glenn Helmers directly own no common stock. Pursuant to an investment management agreement, LFCM LLC maintains investment and voting power with respect to the securities held by LFCM LTD. John B. Helmers controls LFCM, LLC, and has investment and voting power with respect to Condagua, LLC. A. Glenn Helmers controls Condagua, LLC.

(4)	Mr. Amster: Based solely on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on January 25, 2023 reporting securities beneficially owned as of January 17, 2023, Mr. Amster reports sole voting and dispositive power of 282,920 shares and shared voting and dispositive power of 333,786 shares, Pleasant Lake Skoien Investments LLC reports sole voting and dispositive power of 8,818 shares and shared voting and dispositive power of 607,888 shares; Pleasant Lake Apts. Limited Partnership reports sole voting and dispositive power of 31,700 shares and shared voting and dispositive power of 585,006 shares; Howard Amster 2019 Charitable Remainder Unitrust #1 reports sole voting and dispositive power of 1,692 shares and shared voting and dispositive power of 615,014 shares; Howard Amster 2019 Charitable Remainder Unitrust #2 reports sole voting and dispositive power of 439 shares and shared voting and dispositive power of 616,267 shares; Howard Amster 2019 Charitable Remainder Unitrust #5 reports sole voting and dispositive power of 5,635 shares and shared voting and dispositive power of 611,071 shares; Amster Limited Partnership reports sole voting and dispositive power of 13,650 shares and shared voting and dispositive power of 603,056 shares; Laughlin Holdings LLC reports sole voting and dispositive power of 38,377 shares and shared voting and dispositive power of 578,329 shares; Ramat Securities Ltd. reports sole voting and dispositive power of 199,007 shares and shared voting and dispositive power of 417,699 shares; Pleasant Lakes Apartments Corp. reports sole voting and dispositive power of 157 shares and shared voting and dispositive power of 616,549 shares; Howard Amster 2019 Charitable Remainder Unitrust #3 reports sole voting and dispositive power of 34,262 shares and shared voting and dispositive power of 582,444 shares; and Howard Amster Charitable Remainder Unitrust U/A DTD 04/22/1998 reports sole voting and dispositive power of 49 shares and shared voting and dispositive power of 616,657 shares.

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(5)	BlackRock, Inc.: Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2024, reporting securities deemed to be beneficially owned as of December 31, 2023, by BlackRock, Inc. Pursuant to the Schedule 13G, BlackRock, Inc. has sole voting power of 473,456 shares and sole dispositive power of 482,146 shares and is reporting beneficial ownership of the shares as the parent holding company or control person of Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.

(6)	Dimensional Fund Advisors LP (Dimensional): Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2025 reporting securities beneficially owned as of December 31, 2024, Dimensional reports sole voting power with respect to 384,827 shares and sole dispositive power with respect to 396,558 shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may be deemed to be the beneficial owner of the shares held by the Funds. All securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7)	Mr. Anderson serves as Executive Vice President and Chief Servicing Officer.

(8)	Mr. Bowers serves as a director. Includes shares underlying 4,792 RSUs which will vest May 28, 2025 subject to certain conditions relating to the individual’s service as a director.

(9)	Dr. Britell serves as a director. Includes shares underlying 4,792 RSUs which will vest May 28, 2025 subject to certain conditions relating to the individual’s service as a director. Also includes 29,222 shares held by trust.

(10)	Mr. Busquet serves as a director. Includes shares underlying 4,792 RSUs which will vest May 28, 2025 subject to certain conditions relating to the individual’s service as a director. Also includes 1,000 shares held jointly with spouse.

(11)	Ms. Merkle serves as a director. Consists of shares underlying 4,792 RSUs which will vest May 28, 2025 subject to certain conditions relating to the individual’s service as a director.

(12)	Mr. Messina serves as Chair of the Board, President, and Chief Executive Officer. Includes shares underlying 17,799 options which are presently exercisable. Also includes 23,554 shares held jointly with spouse.

(13)	Mr. O’Neil serves as Executive Vice President and Chief Financial Officer.

(14)	Dr. Soaries serves as a director. Includes shares underlying 4,792 RSUs which will vest May 28, 2025 subject to certain conditions relating to the individual’s service as a director. Does not include 4,981 shares underlying vested RSUs which are not settleable until the six-month anniversary of the director’s termination of service.

(15)	Mr. Stein serves as a director. Includes shares underlying 4,792 RSUs which will vest May 28, 2025 subject to certain conditions relating to the individual’s service as a director. Also includes 29,222 shares held by trust.

(16)	Mr. Wade serves as Executive Vice President and Chief Investment Officer.

(17)	Mr. Zeleny serves as Executive Vice President and Chief Administrative Officer.

(18)	Includes 27,037 shares held by Richard J. Bradfield, Jenna D. Evans, Francois Grunenwald, A. James Peach, and Joseph J. Samarias, who are current executive officers but not Named Executive Officers.

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Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. As of the end of the most recently completed fiscal year, we did not maintain an equity compensation plan that had not previously been approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by security holders	724,056	84.61	542,752
Equity compensation plans not approved by security holders	—	—	—
Total	724,056	84.61	542,752

(1)	Includes 27,731 shares subject to outstanding stock option awards and 696,325 shares subject to outstanding restricted stock unit awards (including outstanding performance-based restricted stock unit awards, which are presented at their target level of performance).

(2)	Calculated exclusive of outstanding restricted stock unit awards, which do not have an exercise price.

(3)	Represents shares available for new award grants under the 2021 Plan as of December 31, 2024. Each share issued under the 2021 Plan pursuant to an award other than a stock option or other purchase right in which the participant pays the fair market value for such share measured as of the grant date, or appreciation right which is based upon the fair market value of a share as of the grant date, shall reduce the number of available shares by 1.2. Pursuant to the 2021 Plan, any shares subject to (1) restricted stock and restricted stock unit awards or (2) stock options granted under our 2007 Equity Incentive Plan and 2017 Performance Incentive Plan that are presently outstanding which are subsequently forfeited, terminated, canceled, or otherwise reacquired by the Company will increase the pool of shares available for new awards under the 2021 Plan at the rate of 1.2 shares or 1.0 shares, respectively. Long-term incentive awards issued in the form of cash-settled restricted stock units do not reduce available shares under the 2021 Plan.

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LETTER FROM COMPENSATION COMMITTEE CHAIR

Dear Fellow Shareholders:

In the following Compensation Discussion and Analysis, we have provided the context and rationale that the Compensation and Human Capital Committee (Compensation Committee) used in crafting the framework for compensation analysis and determining the compensation for our named executive officers in 2024.

Our rebranding to Onity in June 2024 signified the company’s transformation, growth and expansion into a balanced and diversified business. Onity has a strong servicing platform with industry-leading cost and operational performance, multi-channel originations and asset management capabilities, and a technology-enabled global platform. The management team and our entire employee population have diligently navigated the interest rate market and created a clear path to sustained profitability and value creation.

In 2024, we set out to execute against key objectives, each with appropriate metrics and targets as captured in our Corporate AIP scorecard:

●	Profitability;
●	Prudent growth;
●	Expanding higher margin products and services;
●	Improving our cost leadership position;
●	Maintaining high-quality operational execution;
●	Maintaining an engaged, productive and inclusive workforce; and
●	Improving customer and client satisfaction.

We achieved significant milestones in 2024 beyond our rebranding. We delivered powerful financial results for full-year 2024, achieving our highest net income since 2013. Our total business delivered increased profitability, with Servicing exceeding expectations in pre-tax income and cash flow generation and Originations improving recapture performance to replenish the servicing portfolio.

We continue to deliver top-tier operating performance in servicing, earning recognition from Fannie Mae, Freddie Mac, U.S. Department of Housing and Urban Development and the National Association of Mortgage Bankers, while maintaining a competitive cost structure. We also expanded our digital capabilities to enhance performance and productivity, including our award-winning automation group focused on improving customer experience, and added talent to drive recapture, growth and digitization.

Our fourth quarter debt restructuring reduced cost and increased financial flexibility to promote growth. Along with the sale of the Company’s joint venture interest in MAV and the Waterfall asset purchase transaction, we have significantly strengthened the balance sheet while maintaining liquidity.

Looking ahead at what is expected to be a continued high interest rate environment, we have a solid foundation to create value through our broad originations capabilities and top-tier servicing platform, which we believe positions us to generate increasing returns in 2025 and beyond, regardless of interest rate cycles.

I invite you to read the following Compensation Discussion and Analysis for further details on our decisions relating to 2024 compensation, and we look forward to further shareholder engagement.

Sincerely,

Jacques Busquet

Chair, Compensation and Human Capital Committee

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Highlights

The design and the application of our executive compensation programs support organizational alignment around the achievement of our business plan and our performance against that plan. Our balanced and diversified business delivered robust, profitable growth, reaching an 11-year high for full-year GAAP net income. We grew our servicing portfolio consistent with our capital-light strategy and delivered top-tier operational performance while improving customer experience. Origination volume and revenue margin increased year-over-year in each of the consumer direct, reverse and business-to-business channels, including improved recapture performance that more than doubled consumer direct volume. Additionally, we executed strategic transactions which significantly strengthened our balance sheet while maintaining liquidity.

Important business highlights that the management team delivered against include:

●	Delivered $33 million full year net income, the highest since 2013, diluted earnings per share of $4.13 and 8% return on equity.

●	Added $86 billion in total servicing additions, including $47 billion in subservicing additions, growing the year-end 2024 total servicing UPB to $302 billion, an increase of $13 billion over year-end 2023. Disciplined and dynamic MSR management included sale of $15 billion MSR UPB above book value.

●	Improved recapture performance, achieving a refinance recapture rate of 1.6x industry average and contributing to consumer direct originations volume up 2.5x from 2023, driving results through technology investments, predictive analytics and expanded product offerings.

●	Delivered top-tier operating performance within our servicing segment, earning Fannie Mae’s STARTM recognition and HUD Tier 1 servicer ranking, both for the fourth consecutive year, and was named the Affiliate Company of the Year by the National Association of Mortgage Bankers for the second straight year.

●	Invested in artificial intelligence applications to enhance capabilities and performance, saving over 50,000 manual hours of effort per month, resolving 88% of customer inquiries through digital interface channels, and earning 2024 Best in Class Center of Excellence Intelligent Automation Award from SSON Impact Awards.

●	Improved book value per share to $56 at year-end 2024, a $4 increase from 2023, even with a -$5 per share impact from debt restructuring that extinguished intermediate-term more expensive corporate debt and reduced annual interest expense by $14 million, clearing the way for stronger earnings growth in future years.

Compensation Highlights

The Compensation Committee designed the 2024 executive compensation program to align with the organization’s efforts to achieve key strategic and operational objectives and to adhere to evolving compensation and governance best practices, including ensuring a rigorous link between compensation and performance and shareholder value creation.

The key features of our 2024 executive compensation program relating to pay decisions, program design and shareholder engagement are highlighted below:

●	Aligned the structure of our annual incentive plan (AIP) with key strategic objectives, including greater connection to profitability, along with growth, operational execution, service excellence and effective human capital management practices.

●	Linked long-term equity awards to total shareholder return relative to a performance peer group to align with shareholder expectations, and provided for awards to settle in shares of common stock to build executive stock ownership in the Company.

●	Adjusted certain executives’ target compensation in recognition of performance and criticality to delivering on strategic priorities and as a result of an evaluation of labor market conditions.

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Our named executive officers (NEOs) for 2024, whose compensation we will discuss in detail below, are as follows:

Name	Position
Glen A. Messina	President and Chief Executive Officer
Sean B. O’Neil	Executive Vice President and Chief Financial Officer
Scott W. Anderson	Executive Vice President and Chief Servicing Officer
Aaron D. Wade	Executive Vice President and Chief Investment Officer
Dennis Zeleny	Executive Vice President and Chief Administrative Officer

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program that aligns the interests of executives and shareholders by rewarding both short-term and long-term performance against specific financial and strategic objectives designed to improve long-term shareholder value.

Equally important, our compensation programs are designed to reinforce our standards as they relate to risk management, compliance and leadership, not only to our senior management team but across our entire employee population. We employ both cash and equity-based programs, including annual incentive grants towards the achievement of short- and long-term objectives, sign-on and retention awards, to encourage employee commitment to the Company and recognize exceptional performance.

Within this context, we believe our executive compensation programs enable us to:

●	Retain and hire top-caliber experienced executives: In a volatile industry, we believe it is critical that we offer compensation opportunities that allow us to attract and retain strong, proven executive talent.

●	Pay for performance: A significant portion of our annual target executive compensation (the sum of base salary, annual target bonus, and target value of annual equity program awards) in 2024 – 85% for the President and Chief Executive Officer (CEO) and 68% for other NEOs on average – was dependent on the Company’s business performance and our executive officers’ contribution to that performance, and the performance of our stock (described further below in Variable Pay and Incentive Programs).

●	Align compensation with shareholder interests: A consequential portion of our annual target executive compensation in 2024 – 62% for the CEO and 36% for other NEOs on average – was directly tied to total shareholder return or stock price. An additional portion of annual target executive compensation – 12% for the CEO and 16% for other NEOs on average – was tied to profitability objectives, emphasizing our focus on shareholder value creation (further described below under “Pay Measures”).

●	Reinforce a commitment to serve all stakeholders: We believe that taking all stakeholders’ opinions into account leads to long-term shareholder value creation. As such, 2024 annual incentive compensation awards were subject to a 20% adjustment – positive or negative – based on customer satisfaction and process quality results, demonstrating our continued commitment to supporting our clients. Those awards are also determined by an assessment of performance in promoting a culture of appropriate risk management and compliance, as well as demonstrating strong leadership behaviors.

Variable Pay and Incentive Programs

To create a strong link between our incentive compensation opportunities and our short-term and long-term objectives, we use two specific programs: our Annual Incentive Plan (AIP) and the grant of long-term incentive awards (LTIP awards) under our 2021 Equity Incentive Plan.

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The chart below illustrates the portions of our NEOs’ annual target executive compensation that were delivered through our incentive programs in 2024. The Compensation Committee determines target compensation amounts after consideration of multiple factors, including comparative data from our peer group and other relevant benchmarks provided by its independent compensation consultant (described below).

Element of Annual Target Compensation	Description	Percent of CEO 2024 Total Annual Target Compensation(1)	Average Percent of non-CEO NEO 2024 Total Annual Target Compensation(2)
Salary	Salary is the only element of total target compensation that is not at risk based on short- or long-term performance.	15%	32%
AIP	Funding for our annual short-term incentive program is linked to performance against key priorities of the Company, which is adjusted according to customer satisfaction and quality scores. Individual awards are further modified by the executive’s overall performance.	23%	32%
LTIP Awards	Half of the award is in the form of Restricted Stock Units (RSUs) that vest annually over three years in equal tranches. The other half is in the form of Performance-Restricted Stock Units (PRSUs) that cliff vest at the end of three years provided a minimum total shareholder return (TSR) level has been achieved relative to a performance peer group.	62%	36%

(1)	Other compensation that is available to all of our U.S. employees includes medical, dental and life insurance benefit programs. 401(k) matching contributions account for less than 0.1% of our NEOs’ compensation.

(2)	Total Annual Target Compensation percentages do not include special one-time awards.

Pay Measures

Our programs are designed to align the interests of our executives with the interests of our shareholders, and therefore link the drivers of short-term and long-term value creation with our executive compensation performance metrics. The performance metrics used in our 2024 incentive programs directly link Company performance to the compensation earned by each executive, with total shareholder return being the greatest link to compensation actually paid, as illustrated below.

Pay Measure	Description	Percent of CEO 2024 Total Target Compensation	Average Percent of non-CEO NEO 2024 Total Target Compensation
Absolute (and Relative) Total Shareholder Return	Our long-term incentive program grants equity-based awards with half of target value as time-vested restricted stock units and half as performance-based units determined by TSR performance relative to a peer group.	62% (31%)	36% (18%)
Net Income	Full-year GAAP net income accounted for 25% of the total weight of our AIP Scorecard.	6%	8%
Return on Equity	Full-year adjusted pre-tax return on equity (ROE), excluding notables, represented 25% of the total weight of our AIP Scorecard.(1)	6%	8%
Growth	UPB, MSR and subservicing growth, along with recapture rates and cash yields on owned servicing originations, accounted for 25% of the total weight of our AIP Scorecard.	6%	8%
Productivity	Expenses, either absolute or as a percentage of revenue, accounted for 15% of the total weight of our AIP Scorecard.	3%	5%
Employee Engagement and Inclusion	Employee engagement survey results and executing objectives in our D&I road map accounted for 10% of the total weight of our AIP Scorecard.	2%	3%

(1)	For a discussion of how we measure adjusted pre-tax return on equity and a reconciliation to financial measures prepared under Generally Accepted Accounting Principles (GAAP), please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2025.

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Equity-based Compensation has Created Strong Alignment with Shareholder Value Creation

Our annual LTIP awards have created strong alignment between our NEOs’ total compensation and long-term shareholder value creation. These awards are a significant portion of total annual target pay for executives, and total outstanding award values place significant interest in long-term company share price performance.

The table below reflects each NEO’s annual target cash compensation and total equity holdings, excluding stock options, as of March 31, 2025, including shares of common stock beneficially owned and unvested restricted stock units. The table provides the value of those shares and restricted stock units based on the share price of our stock on March 31, 2025 and an illustrative diluted book value per share based on our publicly reported book value as of December 31, 2024. For example, the value of our CEO’s shares would increase over 55% (an additional $12.8 million) if our shares were trading at fully diluted book value compared to the March 31, 2025 share price.

Value of Equity Held by Named Executive Officers(1)

				Value at $30.71 Share Price (price on 12/31/2024)		Value at $32.32 Share Price (price on 3/31/2025)		Value at $50.19 Fully Diluted Book Value Per Share(6)
Executive	Total Annual Target Cash Compensation ($)	Unvested Stock Units(1) (#)	Owned Shares(1)(3) (#)	Value(2)(4) ($)	% of Total Annual Target Cash Compensation	Value(2)(5) ($)	% of Total Annual Target Cash Compensation	Value(2)(6) ($)	% of Total Annual Target Cash Compensation
Glen A. Messina	2,500,000	362,974	353,235	21,994,778	880%	23,147,875	926%	35,946,530	1438%
Sean B. O’Neil	1,100,000	99,052	28,662	3,922,097	357%	4,127,716	375%	6,409,966	583%
Scott W. Anderson	1,000,000	52,211	38,818	2,795,501	280%	2,942,057	294%	4,568,746	457%
Aaron D. Wade	936,000	44,378	6,781	1,571,093	168%	1,653,459	177%	2,567,670	274%
Dennis Zeleny	1,000,000	52,211	24,560	2,357,637	236%	2,481,239	248%	3,853,136	385%
TOTAL	6,536,000	610,826	452,056	32,641,106	499%	34,352,346	526%	53,346,048	816%

(1)	Total equity includes shares of common stock beneficially owned plus unvested restricted stock units. For the vesting terms of our restricted stock units, see “Executive Compensation—Compensation Discussion and Analysis—2024 Long-Term Incentive (LTIP) Awards.”
(2)	Values reflect all outstanding stock units, including cash settled restricted stock units and excluding stock options, as of March 31, 2025, with performance-based units adjusted for interim performance as of March 31, 2025. There is no guarantee that time-based units or performance-based units will vest. Vesting of cash-settled stock units will reduce totals shown above. See “Compensation Discussion and Analysis - 2024 Long-Term Incentive (LTIP) Awards” and “Outstanding Equity Awards at Fiscal Year-End”, below, for additional detail on outstanding restricted stock units.
(3)	“Owned Shares” represents shares beneficially owned as of March 31, 2025. Includes shares held jointly, indirectly by spouse, and indirectly by trust.
(4)	Calculations are based on $30.71 closing price per share of our common stock on December 31, 2024, and March 31, 2025 equity holdings. Our future stock price may vary materially from the closing price shown in the table.
(5)	Calculations are based on share price and equity holdings as of March 31, 2025. Our future stock price may vary materially from the closing price shown in the table. The closing price per share of our common stock on April 10, 2025 was $28.55 per share.
(6)	Calculations are based on March 31, 2025 equity holdings and December 31, 2024 fully diluted book value per share. Fully diluted book value per share is calculated based on the Company’s most recent publicly reported book value of $443 million at December 31, 2024 and 8,829,338 shares, comprised of 7,873,053 shares outstanding and 1,446,016 warrants held by Oaktree as of December 31, 2024. See “Business Relationships and Related Transactions – Relationship with Oaktree”, below. Assumes cashless exercise of Oaktree warrants using 10-day average of Volume Weighted Average Price (10 days ending on preceding day of exercise) on December 31, 2024 of $31.20. Does not give effect to issuance of shares underlying vested and unvested restricted stock units shown in table or stock options with strike prices above current trading prices.

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The total shares owned and outstanding units granted to NEOs as of March 31, 2025 represent 13% of the diluted weighted average number (8,087,535) of shares of the Company’s common stock issued and outstanding in the 2024 fiscal year. When coupled with the holdings of non-management directors, as shown above, these groups collectively own shares and outstanding units representing 15.6% of the Company’s 2024 diluted weighted average shares outstanding.

As described further below, all outstanding awards have a one-year holding requirement on shares acquired upon vesting to continue to promote strong governance and risk management practices.

Parties Involved in Compensation Decisions

The governance of our executive compensation programs generally occurs through interaction of three groups: the Compensation Committee, the Compensation Committee’s independent compensation consultant, and management. In 2024, on occasion and as it considered appropriate, the Compensation Committee enlisted the advice of outside counsel specializing in executive and non-employee director compensation matters to assist it in fulfilling its responsibilities under the Compensation Committee’s charter.

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing the development and approval of our executive compensation and benefits policies and programs. The Compensation Committee, consisting of three independent directors, is responsible for the design, review and approval of all aspects of our executive compensation program. Among its duties, the Compensation Committee formulates recommendations to the Board of Directors for CEO compensation and reviews and approves all compensation recommendations for the other NEOs. Adjustments are made by the Compensation Committee in its judgment, taking into account compensation arrangements for comparable positions at peer group companies (discussed below), analysis prepared by WTW, the Compensation Committee’s independent compensation consultant, individual performance of the NEO, an assessment of the value of the individual’s performance going forward and compensation levels necessary to maintain and attract quality personnel. Compensation levels are also considered upon a promotion or other change in job responsibility. The Company considers feedback from shareholders, including feedback in the form of shareholder advisory votes on executive compensation. Additionally, the Compensation Committee reviews an annual risk assessment to evaluate the likelihood that NEO incentive compensation plans may induce management actions inconsistent with the Company’s risk appetite statement and core values.

The Compensation Committee’s review for NEOs also includes:

●	approval of the AIP Corporate Scorecard, which drives the variable compensation for most of the company’s leadership, including the NEOs;

●	evaluation of individual performance results to determine the AIP individual performance multiplier of each NEO;

●	approval of any changes to compensation, including, but not limited to, base salary, short-term and long-term incentive award opportunities, and retention programs; and

●	evaluation of the market competitiveness of each NEO’s total compensation (and principal elements of compensation) against relevant comparator groups, including broad-based industry survey data provided by the Compensation Committee’s independent compensation consultant as well as a peer group of companies that are recommended to the Compensation Committee by its independent compensation consultant based on a number of factors, including industry (consumer finance, regional banks and mortgage finance), revenues, assets and number of employees, and comparable business operations. The peer group used to help inform compensation decisions is listed below.

Associated Banc-Corp	Mr. Cooper Group Inc.
Axos Financial, Inc.	PennyMac Financial Services, Inc.
BankUnited, Inc.	Radian Group Inc.
Finance of America Companies, Inc.	South State Corporation
Guild Holdings Company	UWM Holdings Corporation
LendingTree, Inc.	Walker & Dunlop, Inc.
loanDepot, Inc.	Webster Financial Corporation
MGIC Investment Corporation	WSFS Financial Corporation

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How We Make Compensation Decisions

Each year our executive and other compensation programs are developed and refined through a year’s worth of analysis and decision-making by the Compensation Committee. A typical year’s work is summarized below:

QUARTER 1	QUARTER 2	QUARTER 3	QUARTER 4

● Evaluate the Company’s prior year performance against the financial and strategic metrics set forth in the prior year’s AIP scorecard.

● Review and evaluate the individual performance of the CEO and each of our other NEOs and other executive officers.

● Determine the payouts to be made under the AIP based on prior year’s performance.

● Determine total target compensation levels for our NEOs and other executive officers, as informed by both market data and prior year’s performance.

● Establish the structure and targets for the current year’s AIP to align with the financial and strategic priorities for the Company.

● Establish the structure for the current year’s LTIP awards, including TSR or other performance objective.

● Prepare the Compensation Committee’s report and CD&A for the Proxy Statement.

● Review and discuss Say-on-Pay voting recommendations from proxy advisory firms.

● Review and discuss the results of the voting at the Annual Meeting.

● Review reports from the Compensation Committee’s independent compensation consultants on practices and trends in the industry.

● Undertake a review of the Company’s designated peer group to determine if any changes need to be made in order for it to remain appropriate.

● Commence shareholder engagement focused on the Say-on-Pay vote at the Annual Meeting to inform pay decisions and design compensation programs for the coming year.

● Review human capital initiatives to support growth.

● Continue shareholder engagement focused on Say-on-Pay vote at the Annual Meeting.

● Review the goals and objectives of the Company’s compensation programs.

● Conduct an assessment of executive compensation and independent director compensation against peer group and relevant general survey data provided by the Compensation Committee’s independent compensation consultant.

● Conduct comprehensive, risk-based review of the Company’s compensation policies and practices that is designed to ensure appropriate mitigation of undue risk.

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Roles of Executive Officers

The CEO is involved in the recommendation of certain compensation arrangements for approval by the Compensation Committee. The CEO, with the assistance of the Chief Administrative Officer, annually reviews the performance of the executive officers and is involved in formulating recommendations regarding target and earned compensation for the executive officers (other than himself, whose performance is reviewed and compensation determined by the Compensation Committee). The CEO presents his conclusions and recommendations regarding annual compensation and annual incentive opportunity amounts for the executive officers to the Compensation Committee for its consideration and approval. In formulating the conclusions and recommendations for the Chief Audit Executive, Chief Financial Officer, Chief Risk and Compliance Officer, and Chief Administrative Officer, the CEO consults with the Chairs of the Audit Committee, Risk and Compliance Committee and Compensation Committee to incorporate the views and perspectives of the relevant committee chair. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such recommendations, subject to any applicable limits contained in any plan or agreements applicable to such awards. All compensation decisions with respect to the compensation of the CEO are made by the Compensation Committee, which consults with the other non-management directors and outside advisors to the extent it deems appropriate. The Chief Administrative Officer assists the CEO and the Compensation Committee by providing them with market data and other reference materials.

Role of Independent Compensation Consultant

The primary role of the Compensation Committee’s independent compensation consultant, WTW, is to provide advice to the Compensation Committee in connection with the development and approval of our compensation policies and programs. Except as otherwise noted in this Compensation Discussion and Analysis, the Compensation Committee’s decisions are the result of the Compensation Committee’s business judgment with respect to compensation matters, informed by the experiences of its members and analysis and input from independent compensation consultants, among other factors. The Compensation Committee has assessed the independence of WTW and has concluded that WTW’s engagement does not raise any conflict of interest with the Company or any of its directors or executive officers. WTW performs a number of services for the Compensation Committee, including but not limited to reviewing and providing guidance on:

●	design of the annual AIP and LTIP awards;

●	market competitiveness of compensation of our NEOs;

●	Company’s peer group for purposes of informing compensation decisions;

●	reports of proxy advisory firms, including ISS and Glass Lewis, relating to the proxy statement;

●	market competitiveness of the compensation of our independent directors; and

●	emerging best practices for executive and independent director compensation.

Shareholder Engagement and Consideration of Shareholder Advisors’ Input

The Compensation Committee and our Board of Directors value shareholder feedback and actively engage with our largest shareholders through outreach and direct meetings with active investors. The Committee also considers recommended best practices put forth by shareholder proxy advisory firms to the extent these institutions’ recommendations are aligned with the interests of our shareholders. Additionally, at the end of 2024, following a significant multi-year transformation, the company enhanced its Investor Relations function to develop a more proactive and robust shareholder engagement program, aiming to strengthen relationships with its shareholders.

Shareholder input has helped shape our approach towards LTIP awards and related performance metrics and strengthened how we implement our pay-for-performance philosophy. We aspire to continued strong support for our executive pay decisions; in 2024, 86.5% of shareholder advisory votes were cast in favor of our Say-on-Pay proposal. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

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Key Governance Considerations in How We Design and Implement Our Compensation Programs

WHAT WE DO	WHAT WE DON’T DO

● Pay for performance. Most of our NEOs’ pay is at-risk and not guaranteed. We set clear and transparent financial and strategic goals within our short- and long-term incentive awards which include performance-based vesting conditions.

● Discourage excessive risk taking. We operate within our risk management framework and include a balanced program design, multiple performance measures, claw-back and retention requirements. We also conduct an annual risk assessment of our NEO compensation plans to ensure they do not promote undue or excessive risk-taking.

● Retain an independent compensation consultant. The Compensation Committee has retained the services of WTW as an independent consultant that reports directly to the Chair of the Compensation Committee.

● Caps on annual incentives. Our practice under the AIP provides for a maximum payout opportunity at 200% of the target incentive.

● Require share holding after vesting. Effective with equity granted to executives on or after March 31, 2022, shares acquired on vesting pursuant to those awards will be subject to a one-year holding period.

● No fixed term of employment agreements. We do not have employment agreements that provide for a fixed term of employment with any of our executive officers. Employment is at-will and provisions for separation and treatment of compensation is contained in applicable award documents or offer letters.

● No tax gross-ups. It is our policy to not provide tax gross-ups (other than for taxable relocation expenses for moves necessitated by our business), including tax gross-ups related to excess parachute payments as defined under section 280G of the Internal Revenue Code.

● No option back-dating, re-pricing or reloading. We do not permit back-dating, re-pricing of stock options, or reloading of stock options. No stock options are granted with exercise prices that are below the closing price of our stock on the date of grant.

● No hedging or pledging. We prohibit directors and all employees, including executive officers, from pledging shares of our stock as collateral for loans or for other reasons and from engaging in any activity that hedges the economic risk of an investment in our stock.

● No “single-trigger” LTIP awards. Our LTIP awards do not automatically vest upon the occurrence of a change in control. Rather, these awards include double-trigger provisions such that following a change in control a NEO will only receive accelerated payouts if terminated without cause or upon voluntary resignation for good reason.

Base Salaries and Annual Incentive Targets for our NEOs

Base salaries and annual incentive targets are intended to provide a target level of cash compensation that is competitive and appropriate for the responsibilities of the executive’s position. The Compensation Committee determines each executive’s compensation levels based on its assessment of the nature and scope of each executive officer’s responsibilities, experience and performance, and an assessment of compensation levels necessary to maintain and attract quality personnel as informed by peer group and general industry survey data. As of December 31, 2024, the variable (AIP) proportion of total target cash compensation is 60% for the CEO and 50% for other NEOs.

The table below reflects each NEO’s 2024 base salary and AIP target, which were unchanged from 2023 compensation levels except for Mr. Wade.

Name	Annual Salary as of 12/31/2024 ($)	Annual AIP Target as of 12/31/2024 ($ and % of Salary)		Annual Total Target Cash Compensation as of 12/31/2024 ($ and % Increase from 12/31/2023)
Glen A. Messina	1,000,000	1,500,000	150%	2,500,000	—%
Sean B. O’Neil	550,000	550,000	100%	1,100,000	—%
Scott W. Anderson	500,000	500,000	100%	1,000,000	—%
Aaron D. Wade(1)	480,000	456,000	95%	936,000	20%
Dennis Zeleny	500,000	500,000	100%	1,000,000	—%

(1)	Effective April 1, 2024, Mr. Wade’s salary was increased from $400,000 to $430,000 and his annual AIP target remained 95% of salary. Effective September 22, 2024, his salary was increased to $480,000 and his annual AIP target remained 95% of salary.

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2024 Annual Incentive Plan (AIP)

Our annual incentive compensation opportunity for eligible employees, including our executive officers, is provided under the Annual Incentive Plan. The AIP award opportunity motivates executives to deliver against the Board-approved business plan and the key initiatives that the Compensation Committee, working with the CEO, management and the Compensation Committee’s independent advisor, believes will enhance Company performance and create a path for long-term shareholder value.

AIP award opportunities for each NEO were based on a combination of organization and individual performance, as summarized below and followed with additional detail further below:

Baseline AIP Funding			Individual Awards (as % of Target)
Corporate Scorecard	x	Service Excellence Modifier	(	Organization Performance Funding	x	Individual Performance Multiplier	)	+	Net Income Modifier

1.	First, performance against the Corporate Scorecard objectives is used to calculate preliminary results.

2.	Scorecard results are then adjusted by a service excellence modifier to establish the baseline funding level for the entire plan.

3.	From there, organizational performance funding is allocated to each business unit and its managing NEO based on an assessment of the business unit’s achievement of its key priorities and the corresponding contributions to overall Corporate Scorecard results.

4.	Each NEO’s award is adjusted based on an assessment of his or her individual performance against a number of key objectives unique to him or her, including demonstrated leadership in creating and sustaining a high-performing culture.

5.	Finally, select members of senior leadership, including all NEOs, have their award opportunities also subject to an additional funding modifier based on significant positive or negative net income results above or below the baseline Corporate Scorecard metric (described in “Net Income Modifier” below).

Corporate Scorecard

The Corporate Scorecard, which drives the overall funding for the AIP, is approved annually by the Compensation Committee. In determining whether to approve the Corporate Scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance and long-term shareholder value and discourage executives from pursuing short-term goals that may not be consistent with achieving such long-term success, as well as the level of difficulty associated with attainment of each goal in the scorecard. The 2024 Corporate Scorecard objectives, shown below with final performance results, were directly aligned to the Board-approved 2024 business plan and our key business priorities, as follows:

1.	Profitability,

2.	Prudent growth,

3.	Expand higher margin products and services,

4.	Cost leadership,

5.	Operational excellence,

6.	Workforce engagement and inclusion, and

7.	Service excellence.

Financial performance, including net income, return on equity and operating expense management, constituted 65% of the overall scorecard weight as sustaining profitability was critical to delivering on shareholder expectations. Management and the Committee incorporate feedback from shareholders, analysts, consultants and other stakeholders when developing the scorecard objectives and metrics. Specifically, to emphasize the importance of GAAP net income in our 2024 scorecard, we removed the adjusted pre-tax net income metric and increased the weight of the GAAP net income metric compared to 2023, and added a potential penalty if GAAP net income results were again below threshold (see Net Income Modifier below). Also, the adjusted return on equity objective encompassed the full year in 2024 versus the second half in 2023.

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Additionally, we continued to place at least 25% weight on prudent growth initiatives, adding objectives in MSR growth and recapture rate to emphasize the importance of originations success to our balanced business model, and again aligning our cash yield targets to levels that maximize MSR volume purchases and pre-tax net income based on our annual business plan. Our focus on maintaining key employees in the midst of change is vital to our long-term success and our mission, values and operating principles. Additionally, because “helping homeowners is what we do”, the scorecard results are adjusted +/- 20% by a service excellence modifier that assesses how we deliver on our commitments to our customers and clients.

The Compensation Committee establishes the “target” performance of each goal at a level that it intends to be challenging to achieve, a “threshold” level for each goal that must be met in order for any portion of the incentive to be paid with respect to that goal, and an outstanding or “maximum” level for each goal that would result in payment of the maximum bonus opportunity with respect to that goal. The chart below depicts the level of achievement for a given objective on the scorecard and the corresponding incentive leverage that is applied to the target funding for the given objective.

Level of Achievement	AIP Scorecard % of Target Opportunity	Service Excellence Modifier % of Target Opportunity
Maximum	150%	120%
Target	100%	100%
Threshold	50%	80%
Below Threshold	—%	80%

The Committee measured the level of performance achievement against scorecard and modifier objectives using quantitative assessments. The level of achievement was determined using straight-line interpolation between the “threshold”, “target” and “maximum” anchor posts, as applicable. Qualitative assessments were also applied to ensure achievement levels were consistent with expected broader strategic outcomes.

Prior to the Committee’s assessment of the level of performance achieved against scorecard and modifier objectives, the information on which the Committee based its assessment was first reviewed and verified by the Company’s internal audit, finance and risk management functions.

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Based on the Company’s final performance and the relative weightings assigned to each objective in both the Scorecard and modifier, the overall Corporate Scorecard funding was 134%, which was then multiplied by the 107% service excellence modifier for total results of 143%. Our Corporate Scorecard and service excellence modifier and corresponding achievement levels for each are detailed below:

Corporate Scorecard Objective(1)	Objective Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
Enterprise Profitability(2)
1a. Full-Year GAAP Net Income ($M)	25%	$-11.8	$1.7	$11.7	$33.4	150%	38%
1b. Full-Year Adjusted Pre-Tax Return On Equity (Adjusted ROE)	25%	8.5%	11.6%	13.7%	20%	150%	38%
Segment Productivity
2a. Servicing Efficiency Ratio Adjusted operating Expense (excluding corporate overhead) / Net Revenue	8%	32.4%	30.8%	29.3%	28.9%	150%	12%
2b. Originations Efficiency Ratio Adjusted operating Expense (excluding corporate overhead) / Revenue	2%	72.8%	69.3%	65.8%	57.4%	150%	3%
2c. Corporate Functions Adjusted Operating Expenses Adjusted operating expenses before overhead allocations	5%	$136	$130	$124	$134	67%	3%
Prudent Growth
3a. Gross Recapture Rate	6.5%	4.0%	5.6%	8.0%	8.0%	150%	10%
3b. Originations Cash Yield Correspondent originated and Co-Issue purchased at cash yields % higher than cost of capital	6.5%	0.00%	0.27%	0.53%	0.68%	150%	10%
3c. MSR Growth Gross Forward and Reverse MSR additions ($B UPB)	4%	$22.1	$24.5	$26.9	$40.6	150%	6%
3d. Subservicing Growth Gross Forward and Reverse subservicing additions, including MAV and MSR-X ($B UPB)	4%	$54.9	$68.7	$82.4	$44.9	—%	—%
3e. Servicing End-of-Year Total UPB ($B)	4%	$297.8	$315.5	$332.5	$301.7	61%	2%
Employees
4a. Employee Engagement Employee engagement survey results versus 2023 pulse survey (percentage point difference)	5%	-12	+/-8	12	1.0	100%	5%
4b. Equal Opportunity & Inclusion Execute against the objectives contained in the four pillars of the equal opportunity and inclusion road map (% of objectives met)	5%	80%	90%	100%	100%	150%	8%
TOTAL	100%						134%

(1)	Threshold, target and maximum levels of achievement on Enterprise Profitability, Segment Productivity and MSR Growth objectives (1a, 1b, 2a, 2b, 2c and 3c above) reflect the outcomes of strategic transactions, including debt restructuring, sale of interest in MAV and acquisition of reverse assets from Waterfall.

(2)	Full-Year GAAP Net Income and Adjusted Pre-Tax ROE are inclusive of expense accrual for AIP. For a discussion of how we measure adjusted pre-tax return on equity and a reconciliation to financial measures prepared under Generally Accepted Accounting Principles (GAAP), please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2025.

Metrics Amended for Strategic Transactions

During the course of 2024, the Board approved a series of strategic transactions to strengthen our balance sheet, lower interest expense and create greater value for our shareholders, which were not incorporated into the 2024 Business Plan at the time the Board approved the AIP scorecard. These transactions include the Waterfall reverse asset acquisition, sale of our interest in MAV and corporate debt refinancing. In consideration of their accretive impact on our business, the Committee amended the targets and other metrics of objectives impacted by these strategic transactions, including profitability (net income, the net income modifier and adjusted ROE), MSR growth, servicing efficiency ratio and corporate operating expenses), to reflect the actual outcomes of those transactions. As a result, the achievement levels of net income (objective 1a) and corporate operating expenses (2c) increased versus the original scorecard. All other metrics’ achievement levels would not be impacted by the adjustments to metrics.

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Equal Opportunity & Inclusion (see 4b above)

We strive to foster an environment in which people of all backgrounds (cultural, gender, age, religion, ethnicity, etc.) can participate and contribute to the success of the organization’s enterprise, taking full advantage of the collective sum of individual differences, life experiences, inventiveness, self-expression and unique capabilities, knowledge and talent. Our cultural “road map” for equal opportunity and inclusion is built around four pillars, with numerous initiatives and short-term actions to support each one. Our goals and key results are summarized below:

Pillar	Road Map Objective	Key Results
Leadership	Advance our culture of inclusion

● Implemented action plans in select areas to respond to employee feedback.

● Continued inclusive workplace efforts through employee-led resource groups for women, African-Americans and LGBTQ+ employees.

Workforce	Build an inclusive workforce reflective of our customers	● Ensured equal opportunity for people of all backgrounds in leadership and leadership candidate pools.

Community Engagement	Continue efforts to support external community engagement partnerships	● Hosted borrower outreach events. ● Participated in external engagements with consumer advocacy and mortgage industry equal opportunity and inclusion councils.

Vendor Diversity	Strengthen partnerships with minority- and women-owned supplier groups in the U.S.	● Maintained utilization rate with minority- and women-owned vendors. ● Promoted vendor equal opportunity value proposition with key stakeholders.

Service Excellence Modifier

Corporate Scorecard results were adjusted based on how we performed in satisfying our customers and clients and meeting quality objectives. Our goals and key results are summarized below:

Customer & Client Segment and Service Excellence Metric	Metric Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
1. Lending - Retail Customer Average Quarterly Net Promoter Score (NPS) from Transactional Survey	15%	60	70	80	69	99%	15%
2. Lending - Third Party Client - Forward Average Quarterly NPS from CL Delegated Relationship Survey	7.5%	55	65	75	75	119%	9%
3. Lending - Third Party Client - Reverse Average Quarterly NPS from Reverse Wholesale/HCL Relationship Survey	7.5%	60	70	80	85	120%	9%
4. Servicing - Customer Q4 NPS, weighted by segment and contact format(1)	15%	38	42	46	41.2	96%	14%
5. Servicing - Subserviced Clients Tier 1-3 Subservicing Individual Client NPS (excludes Reverse)	15%	40	50	60	61	120%	18%
6. Servicing CFPB complaints per 1,000 loans	15%	0.78	0.70	0.62	0.79	80%	12%
7. Lending - Retail Originations Final significant defect rates monthly ending average(2)	10%	3.0%	2.0%	1.0%	0%	120%	12%
8. Servicing Percentage of operating metrics within specifications(3)	15%	94.3%	95.3%	96.3%	96.4%	120%	18%
TOTAL	100%						107%

(1)	NPS weighted 40% to forward contact, 40% to forward non-contact, and 20% to reverse contact.

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(2)	Final significant defect rates are calculated as the sum of all defects identified as a part of Quality Assurance (QA) reviews divided by the total sample size over the same period.

(3)	Percentage of Servicing metrics within specifications is a meta-metric across the Servicing segment that is the sum of passing reviews from the Monthly Business Review and GSE QA divided by the total reviews.

Net Income Modifier

Award opportunities for select members of senior leadership, including all NEOs, were subject to an additional funding modifier based on Full-Year GAAP Net Income results (see objective 1a above): results below threshold level will reduce Corporate Scorecard funding for those participants by up to 15 percentage points, and results above maximum will increase Corporate Scorecard funding for those participants by up to 15 percentage points. The modifier is added or subtracted from final allocated funding, described further below.

	Negative Modifier (Up to -15%)		Positive Modifier (Up to 15%)
Net Income Modifier	Negative Modifier Maximum	Scorecard Threshold	Scorecard Maximum	Positive Modifier Maximum	Performance Outcome	Modifier Results
1a. Full-Year GAAP Net Income ($M)(1)	$-18.3	$-11.8	$11.7	$18.2	$33.4	15%

(1)	Modifiers are approximately 155% of scorecard objective 1a’s threshold (-$18.3M from -$11.8M) and maximum ($18.2M from $11.7M).

Organizational Performance Funding Allocation by Business Unit

Upon approval of the Corporate Scorecard and Modifier results, funding is allocated to each business unit based on the Compensation Committee’s assessment of the business unit’s contributions to scorecard achievement, which is informed by the CEO’s recommendation. The assessment is based on the business unit’s achievement of a unique set of financial and operating objectives required to support the key priorities reflected in the Corporate Scorecard and service excellence modifier.

Each NEO worked with the CEO to develop their unique set of key priorities in their respective area of responsibility, which included specific cost or profitability targets, and were weighted depending upon their relative importance to overall organization success. These priorities are outlined in the Performance Assessments section below.

Individual Performance Multiplier

The Compensation Committee is accountable for reviewing and approving the full-year performance evaluations and recommended performance appraisal ratings for each member of the executive leadership team, including the CEO. The Compensation Committee considers recommendations from the CEO in determining performance appraisal ratings of the other NEOs. The CEO’s performance appraisal rating is determined by the Compensation Committee in consultation with the other independent directors.

The documentation provided to the Compensation Committee includes the executives’ self-assessments capturing their views on their performance against each of the objectives they and the CEO agreed to at the start of the year, as well as those that may have been introduced as a result of emerging priorities during the year. The objectives for all employees, including NEOs, fell into three weighted categories:

●	Key business unit and functional priorities (50% weight) reflected individual goals required to meet the objectives contained in the Corporate Scorecard and service excellence modifier;

●	Risk and compliance metrics (25% weight) assessed executive performance in promoting a culture of appropriate risk and compliance through training and policy review and adherence, remediating any identified issues, and lack of any material findings relating to audit protocols under the Sarbanes-Oxley Act or examination matters; and

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●	Leadership expectations and behaviors (25% weight) consistent with The Onity Way, including:

●	Live It: Exemplify our mission, values, operating principles and leadership behaviors, integrity first, always compliant

●	Own It: Behave as owners, obsess over customers, employees and targets, confront reality, address consequences, no victims or excuses

●	Lead It: Manage to outcomes, trust and verify, details matter, contribute to winning, help your peers and teammates succeed

●	Drive It: Move with energy and urgency, anticipate, communicate, be agile and resilient, always drive forward progress

●	On It: Act, deliver results, be an agent of change, envision a new reality, thing big and broad, build consensus, set aspirational goals and exceed them

●	Build and motivate a high performing team by identifying and securing top talent to increase performance, convincing others of the need for change to support critical organizational objectives, and actively holding people accountable for results and behaviors.

●	Embrace our service excellence philosophy by supporting its standards of delivering on commitments to customers, clients, investors and colleagues through caring service, integrity and creative solutions.

The Compensation Committee evaluates the proposed results and performance appraisal recommendations and determines the final incentive compensation awards for each executive. Each executive receives an individual performance appraisal rating against a 5-point scale with an “individual performance multiplier” that is applied to their funded annual incentive opportunity, as described above.

The value for the multiplier is determined by the Compensation Committee using a value from the range shown in the chart below.

Individual Performance Rating	Individual Performance Multiplier
Outstanding Performance	110-125%
Highly Effective Performance	105-110%
Effective Performance	90-105%
Inconsistent Performance	50-75%
Unsatisfactory Performance	0%

Performance Assessments and Calculation of Total 2024 AIP Awards

After careful consideration, the Compensation Committee – and the full Board, in the case of the CEO – assessed each NEO’s performance leading their respective business unit’s achievement of its financial and operating objectives to determine organizational performance funding, and assigned individual performance multipliers reflective of risk and compliance objectives and leadership expectations and behaviors that further differentiated their performance, as described below.

Name	Organizational Performance Funding (%)	x	Individual Performance Multiplier (%)	+	Net Income Modifier (%)	=	Final Award as a Percent of Target Value (%)
Glen A. Messina	143%		120%		15%		187%
Sean B. O’Neil	144%		106%		11%		164%
Scott W. Anderson	147%		110%		15%		177%
Aaron D. Wade	155%		110%		30%		200%
Dennis Zeleny	144%		117%		7.5%		176%

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The following summarizes the performance of each executive and his respective business unit:

Glen Messina

As CEO, Mr. Messina received organizational performance funding equivalent to the Corporate Scorecard results, or 143%, an individual performance multiplier of 120%, and an additional 15% funding from the Net Income modifier for a total award of 187% of target, with key accomplishments described below.

●	Built and managed a balanced and diversified business model that delivered increased profitability across both servicing and originations and achieved an 11-year high in full-year GAAP net income through a continued focus on servicing and acting with agility to re-size originations to a rapidly changing market.

●	Drove prudent growth adapted for the current environment, including improving recapture performance, growing servicing portfolio consistent with capital-light strategy, and disciplined and dynamic MSR management.

●	Maintained top-tier servicing operations and cost performance by maintaining continuous cost improvement discipline and optimizing technology and global operations, and met or exceeded all customer satisfaction objectives through technology interfaces and proactive outreach.

●	Executed strategic transactions to significantly strengthen balance sheet, including debt restructuring, reverse asset acquisition from Waterfall and sale of MAV interest to Oaktree, while maintaining liquidity and increasing book value per share.

●	Rebranded to Onity Group, signifying the company’s transformation, growth and expansion into a balanced and diversified business, and led an engaged, inclusive and productive workforce committed to creating positive outcomes for clients, homeowners, investors and communities.

Sean O’Neil

Mr. O’Neil’s key priorities for the finance organization included financial reporting and forecasting, treasury and cash management, balance sheet optimization, and shareholder relations. He received a total award of 164% of target, with key accomplishments described below.

●	Led corporate debt restructuring that improved debt-to-equity and debt coverage ratios and simplified the balance sheet, and led asset backed financing initiatives that reduced interest and warehouse expenses, improved liquidity and upsized capacity and breadth of assets.

●	Drove multiple strategic transactions that accelerated capital restructuring, including sale of Onity’s interest in the MAV joint venture with Oaktree and acquiring reverse mortgage assets from Waterfall.

●	Developed and executed an investor relations strategy that included holding frequent sessions with existing and prospective shareholders, research analysts and rating agencies to communicate our long-term strategy to reduce corporate debt and enhance shareholder value.

●	Led enterprise-wide budget planning and income enhancing initiatives that improved revenue, reduced operating expenses and improved MSR hedging and valuation.

Scott Anderson

Mr. Anderson’s key priorities for the servicing organization included delivering efficient and compliant operational performance and exceptional customer service, and improving portfolio cost to service. He received a total award of 177% of target, with key accomplishments described below.

●	Exceeded net income objectives and supported sales efforts which beat growth goals for third-party subservicing.

●	With technology as a key enabler, implemented numerous enhancements to improve productivity, reduce cycle time, automate processes, reduce errors, improve the control environment and enhance the customer experience.

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●	Improved borrower and client Net Promoter Scores from 2023 to 2024, and drove strong operational performance with <1% defect rate through compliance management, self-identification in a culture of transparency, swift remediation, root cause analysis and preventive-action planning.

●	Integrated servicing operations with originations recapture activities through platform integrations, agent cross-training and incentives which helped to drive increased loan recapture rates.

Aaron Wade

Mr. Wade’s key priorities for the corporate development organization included hedging our MSR portfolio, overseeing capital markets, pricing and asset management and identifying strategic opportunities. He received a total award of 200% of target, with key accomplishments described below.

●	Directed MSR hedge activities which significantly exceeded financial plan and contributed to above-target net income results.

●	Led complicated balance sheet restructuring which resulted in a successful refinancing and restructuring of the company’s debt structure at very attractive financial terms.

●	Delivered capital margins returns that bolstered originations financial results and supported growth during the changing interest rate environment, and developed our asset management business to generate significant liquidity and incremental operating income.

●	Managed key strategic relationships with Oaktree, MAV, Rithm and other parties critical to the success of our strategic transactions and portfolio retention.

Dennis Zeleny

Mr. Zeleny’s key priorities as Chief Administrative Officer included overseeing the human resources, information technologies, transformation management, communication, procurement, corporate insurance, international operations and facilities functions. These groups enable the people, processes and technology associated with our growth, change and cost leadership initiatives. He received a total award of 176% of target, with key accomplishments described below.

●	Developed and executed the human capital agenda, including staffing, talent, succession planning, employee engagement, inclusion, remuneration and learning programs efficiently.

●	Executed our Asia-Pacific platform goals and objectives, exceeding cost reduction targets while ensuring a highly skilled, engaged and productive workforce.

●	Led process and cost optimization projects that improved organizational efficiency and productivity by levering technology and AI tools, renegotiating vendor contracts and upskilling workforce.

●	Successfully completed first phase of rebranding Ocwen Financial Corporation to Onity Group Inc. on June 10, 2024, leading all aspects of the brand strategy development and rollout, achieving strong employee satisfaction with the rebrand.

2024 Long-Term Incentive (LTIP) Awards

The annual grant of LTIP awards is designed to promote actions and decisions aligned with our strategic objectives and reward our executives and other program participants for long-term value creation for our shareholders in a manner that is consistent with our pay-for-performance philosophy. The Compensation Committee periodically reviews the granting of equity awards to employees based on such factors as Company performance, market competitive conditions and advice from its independent compensation consultant.

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Our long-term incentive opportunity for eligible employees, including executive officers, was provided through equity awards under the 2021 Equity Incentive Plan (the 2021 Plan) adopted by shareholders on May 25, 2021 and amended May 28, 2024. The 2021 Plan authorized the grant of restricted stock, restricted stock units, options, stock appreciation rights or other equity-based awards, including cash-settled awards, to our employees (including executive officers), directors, advisors and consultants. We have made grants under the 2021 Plan only to employees and directors. We implemented the 2021 Plan to motivate employees to make extraordinary efforts to achieve significant improvements to shareholder value, support retention of key employees and align the interests of our employees with the interests of our shareholders.

2024 LTIP awards include both a time-vesting component for retention purposes and a performance-based component to align with pay-for-performance objectives. Half of the target value is granted as RSUs vesting in equal thirds on the first, second and third anniversaries of the grant, and half is granted as PRSUs vesting on the third anniversary of the grant based on TSR compared to a performance peer group selected for the awards.

The use of the relative TSR metric aligns management incentives directly with shareholder value creation within the context of our industry segment. The Compensation Committee selected the following peer group as the comparator for relative TSR performance, including competitors in the mortgage finance industry and mortgage real estate investment trusts.

Annaly Capital Management, Inc.	PennyMac Financial Services, Inc.
Better Home & Finance Holding Co.	Radian Group Inc.
Cherry Hill Mortgage Investment Corporation	Redwood Trust, Inc.
Finance of America Companies, Inc.	Rithm Capital Corp.
Guild Holdings Company	Rocket Companies, Inc.
loanDepot, Inc.	Two Harbors Investment Corp.
MGIC Investment Corporation	UWM Holdings Corporation
Mr. Cooper Group Inc.

The PRSUs use four distinct weighted performance periods to measure overall performance, three annual periods and one three-year period, as shown below. This structure assigns a weight more than three times greater to the three-year period while also providing incentive for year-over-year improvements compared to the peer group, providing balance between ongoing and long-term shareholder value alignment.

Period #	Measurement Period	% of Target PRSUs Assigned to Measurement Period
1	March 29, 2024 - March 29, 2025	15%
2	March 29, 2025 - March 29, 2026	15%
3	March 29, 2026 - March 29, 2027	15%
4	March 29, 2024 - March 29, 2027	55%

If the Company achieves relative TSR at the (i) 25th percentile of its peer group for any measurement period (threshold level), 50% of the target PRSUs are eligible to vest, (ii) 50th percentile of its peer group for any measurement period (target level), 100% of the target PRSUs are eligible to vest, and (iii) 100th percentile, or ranked first overall, of its peer group for any measurement period (maximum level), 200% of the target PRSUs are eligible to vest. The number of target PRSUs that may be eligible to become vested based on relative TSR performance during each measurement period is interpolated between the applicable performance levels. No PRSUs will be earned for a specific measurement period if TSR is below threshold. Units credited based on TSR for any performance period are subject to continued service through the third anniversary of the grant.

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The table below shows the annual target value opportunities for our NEOs, as approved by the Compensation Committee, granted in 2024, which will be settled in shares.

Name	Annual Target Value Granted as Restricted Stock Units ($)	Annual Target Value Granted as Performance-Restricted Stock Units ($)	Total Annual Target Value ($)
Glen A. Messina(1)	2,000,000	2,000,000	4,000,000
Sean B. O’Neil	325,000	325,000	650,000
Scott W. Anderson	300,000	300,000	600,000
Aaron D. Wade(1)	161,250	161,250	322,500
Dennis Zeleny	300,000	300,000	600,000

(1)	Our 2025 LTIP grant was made March 15, 2025. Mr. Messina’s target value increased to $4,500,000 and Mr. Wade’s target value increased to $375,000 from their 2024 targets, in recognition of significant contributions to the Company. Additionally, Mr. Wade received a cash retention award of $75,000 which vests after one year, subject to continued employment, to incentivize retention.

To account for the volatility of the market at the time of grant and as approved by the Compensation Committee, target values set forth in the table above were converted into the target number of units granted based on the 30-trading-day average closing share price ending on the grant date rather than the closing share price on that date. Grants for all NEOs were made on March 29, 2024 using the 30-trading-day average closing share price of $26.13 rather than the $27.01 closing share price on that date, resulting in a 3% increase in the number of units granted compared to the number of units that would have resulted using $27.01 as the denominator. When combined with the application of the Monte Carlo simulation to the performance-based restricted stock units, as discussed in footnote (2) to the Summary Compensation Table, accounting grant date fair values for the awards were 16% higher than the values reflected in the above table.

Performance Results of Long-Term Incentive Awards

Since the annual LTIP program was introduced March 29, 2019, half of all executives’ annual long-term equity targets have been granted as performance-based units based on TSR performance during applicable measurement periods to align with pay-for-performance objectives.

In 2020, we adopted a multi-period relative TSR performance measurement structure used through 2024, in which the final number of PRSUs that are eligible to vest is determined by Onity’s TSR rank relative to a performance peer group during each of four weighted performance periods – three annual periods and one three-year period – as described above. Each LTIP grant year uses a different performance peer group, and the performance periods are established based on the grant date and subsequent anniversaries. Following is an outline of performance for awards granted 2020-2024 as of March 31, 2025.

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Performance Period	1 (Year 1)	2 (Year 2)	3 (Year 3)	4 (Years 1-3)	Total
Weight	15%	15%	15%	55%	100%
3/30/2020 LTIP PRSU Performance(1)
Relative TSR Percentile	70.7%	26.9%	97.6%	80.3%	—
Achievement Level	141.4%	53.8%	195.2%	160.6%	—
Weighted Achievement	21.2%	8.1%	29.3%	88.3%	146.9%
3/2/2021 LTIP PRSU Performance(2)
Relative TSR Percentile	87.6%	66.6%	10.3%	57.1%	—
Achievement Level	175.2%	133.2%	—%	114.2%	—
Weighted Achievement	26.3%	20.0%	—%	62.8%	109.1%
3/31/2022 LTIP PRSU Performance(3)
Relative TSR Percentile	90.9%	6.1%	80.5%	39.0%	—
Achievement Level	181.8%	—%	161.0%	78.0%	—
Weighted Achievement	27.3%	—%	24.2%	42.9%	94.3%
4/3/2023 LTIP PRSU Performance(4)
Relative TSR Percentile	6.0%	82.6%	50.0%	23.6%	—
Achievement Level	—%	165.2%	100.0%	—%	—
Weighted Achievement	—%	24.8%	15.0%	—%	39.8%
7/31/2023 Special PRSU Performance(5)
Relative TSR Percentile	—	—	—	—	—%
Achievement Level	—	—	—	—	50%
3/29/2024 LTIP PRSU Performance(6)
Relative TSR Percentile	75.4%	50.0%	50.0%	74.8%	—
Achievement Level	150.8%	100.0%	100.0%	149.6%	—
Weighted Achievement	22.6%	15.0%	15.0%	82.3%	134.9%

(1)	2020: Final results as of March 30, 2023.

(2)	2021: Final results as of March 2, 2024.

(3)	2022: Final results as of March 31, 2025.

(4)	2023: Results for Period 1 are final. For illustrative purposes only, Periods 2 and 4 reflect interim results and Period 3, which has not yet begun, is shown at target (50th percentile).

(5)	2023 Special: Final results as of July 31, 2024. These awards used only a one-year performance period.

(6)	2024: Results for Period 1 are final. For illustrative purposes only. Period 4 reflects interim results and Periods 2 and 3, which either has one day of performance or has not yet begun, are shown at target (50th percentile).

Other Compensation

Our policy with respect to employee benefit plans generally is to provide benefits to our employees, including our executive officers, which are comparable to benefits offered by companies of a similar size. We believe that a competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly-qualified employees. Our NEOs participate in the benefit plans offered to our salaried employees, generally, including medical, dental, life and disability insurance plans, and a 401(k) plan.

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Stock Ownership and Trading Policies

As described above, we have adopted an Insider Trading Prevention Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. This policy also prohibits activities involving short sales, use of margin accounts, pledging and other hedging activities involving the Company’s securities.

Although we do not have stock ownership requirements for our executives (other than Mr. Messina, who is subject as director to our Corporate Governance Guidelines regarding stock ownership and retention), our philosophy is that equity ownership by our executives is important to attract, motivate and retain executives, as well as to align their interests with those of our shareholders. The Compensation Committee believes that the Company’s equity plans are adequate to achieve this philosophy. Additionally, effective with equity granted to executives on or after March 31, 2022, shares acquired on vesting pursuant to those awards will be subject to a one-year holding period.

Clawback Policy

The Company adopted an incentive compensation clawback policy on November 10, 2023 that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules. The Company’s rights to recoupment under the clawback policy are in addition to any other rights of recoupment under the terms of any equity incentive plan or individual award.

Restrictive Covenants

All of our NEOs have executed an intellectual property and non-disclosure agreement. This agreement requires the NEO to hold all “confidential information” in trust for us and prohibits the NEO from using or disclosing such confidential information except as necessary in the regular course of our business or as otherwise required by law. In connection with the special cash awards granted in 2020, Messrs. Anderson and Zeleny agreed to certain non-compete covenants during their term of employment. From time to time, we enter into separation agreements with executive officers that contain non-competition and non-solicitation provisions. In addition, certain of our equity award agreements contain provisions that provide that post-retirement vesting or exercise of the award, as applicable, is dependent on compliance with certain covenants.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to its “covered employees.” Prior to federal tax reform enacted in December 2017, Section 162(m) included an exception to this limitation on deductibility for qualifying “performance-based compensation,” provided that certain performance and other requirements are met. Under the 2017 tax legislation, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying “performance-based compensation” unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Also under the 2017 legislation, the definition of “covered employees” has been expanded to include a company’s chief financial officer (in addition to the chief executive officer and three other most highly paid executive officers), plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016. As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company of various payments and benefits, including the impact of Section 162(m). However, we reserve the right to design programs that may not be deductible under Section 162(m) if we believe they are nevertheless appropriate to help achieve our executive compensation program objectives, and in any case, there can be no assurance that any compensation paid by the Company will be fully deductible.

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CEO Pay-Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on Securities and Exchange Commission rules for this disclosure and applying the methodology described below, we have determined that Mr. Messina’s total compensation for 2024 was $8,448,459 and the median of the total 2024 compensation of all of our employees (including our India and Philippines operations and excluding our CEO) was $37,674 (after applying a cost-of-living adjustment and converting foreign currency to U.S. dollars, as described below). Accordingly, we estimate the cost-of-living-adjusted ratio of our CEO’s total compensation for 2024 to the median of the total 2024 compensation of all of our employees (excluding our CEO) to be 224 to 1.

If we only considered our U.S.-based employees (excluding our CEO) in identifying the median employee using the methodology otherwise described above, we determined that our median U.S.-based employee’s total compensation was $62,315. Accordingly, we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all our U.S.-based employees (excluding our CEO) to be 136 to 1.

We identified the median employee by taking into account the total compensation paid during 2024 to all individuals, excluding our CEO, who were employed by us or one of our subsidiaries on December 31, 2024. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any employees who were not employed by us for all of 2024. We applied a cost of living adjustment to employees employed outside of the United States as described below. Once the median employee was identified as described above, that employee’s total compensation was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology (in the case of the median employee’s compensation, as adjusted for cost-of-living and currency conversion as described below).

In calculating the compensation of our employees in the Philippines, we applied a currency conversion factor based on the U.S. dollar to Philippines Peso exchange rate as of December 31, 2024. In calculating the compensation of our employees in India, we applied a currency conversion factor based on the U.S. dollar to Indian Rupee exchange rate as of December 31, 2024.1 As permitted under SEC rules, in identifying the median employee and in presenting the median employee’s total 2024 compensation above, we applied a cost-of-living adjustment to the compensation of employees outside the United States based on a purchasing power parity conversion factor published by The World Bank for 2023.2 Using this methodology, we determined that our median employee is employed in India. If we had determined the median employee and total compensation as described above but had not applied a cost-of-living adjustment to identify our median employee or calculate our median employee’s total compensation, the median of the total compensation of all of our employees (excluding our CEO) would have been $11,889 and we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all of our employees (excluding our CEO) would have been 711 to 1.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 15, 2025	Compensation Committee:

Jacques J. Busquet, Chair
Claudia Merkle, Director
Kevin Stein, Director

(1) As reported by the U.S. Bureau of the Fiscal Service Treasury Reporting Rates of Exchange as of December 31, 2024, the Indian Rupee to U.S. Dollar to conversion rate was 85.577:1 and the Philippines Peso to U.S. Dollar to conversion rate was 58.025:1.

(2) The “price level ratio of PPP conversion factor (GDP) to market exchange rate” published by the World Bank indicates how many U.S. dollars are needed to buy one U.S. dollar’s worth of goods in a particular country. For 2023, the most recent data accessible, the ratios reported for India and the Philippines were 0.3 and 0.2 respectively, meaning the local currency equivalent of $1 purchased $3.33 and $5.00 worth of goods in those countries, respectively. Accordingly, we multiplied the 2024 compensation of each employee based in India and in the Philippines by 3.33 and 5, respectively, prior to identifying the employee with the median of the total compensation and in presenting such employee’s total compensation in order to reflect a cost-of-living adjustment.

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Summary Compensation Table - 2022, 2023 and 2024

The following table provides information concerning the compensation of our named executive officers for the 2024, 2023 and 2022 fiscal years. For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Glen A. Messina President and Chief Executive Officer	2024	1,000,000	—	4,636,793	—	2,801,316	10,350	8,448,459
	2023	1,000,000	—	5,563,820	—	1,580,061	9,900	8,153,781
	2022	972,308	—	4,233,065	—	815,196	9,150	6,029,718
Sean B. O’Neil(4) Executive Vice President and Chief Financial Officer	2024	550,000	125,000	753,467	—	900,000	10,350	2,338,817
	2023	550,000	250,000	1,088,238	—	569,388	—	2,457,626
	2022	285,577	125,000	2,010,228	—	278,586	—	2,699,391
Scott W. Anderson Executive Vice President and Chief Servicing Officer	2024	500,000	—	695,519	—	884,000	10,350	2,089,869
	2023	500,000	—	1,053,239	—	574,750	9,900	2,137,889
	2022	500,000	350,000	529,126	—	294,800	9,150	1,683,076
Dennis Zeleny Executive Vice President and Chief Administrative Officer	2024	500,000	—	695,519	—	880,000	10,350	2,085,869
	2023	500,000	—	1,029,589	—	563,750	9,900	2,103,239
	2022	493,077	259,000	423,288	—	291,246	9,150	1,475,762
Aaron D. Wade Executive Vice President, Chief Investment Officer	2024	432,945	—	573,848	—	829,000	10,350	1,846,143

(1)	Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC 718. These amounts do not represent the actual amounts paid to or realized by the executive. We based the grant date fair value of stock awards with a service condition on the closing prices of our common stock as reported on the New York Stock Exchange on the date of grant of the awards. The grant date fair value of stock unit awards with both a service condition and a market-based vesting condition is based on the output of a Monte Carlo simulation. Additional detail regarding the calculation of these values is included in Note 23 to our audited financial statements for the fiscal year ended December 31, 2024, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2025. As to the stock awards granted in 2024 with market-based vesting conditions, the grant date fair value of each of these awards (calculated based on the output of a Monte Carlo simulation, which is the value of these awards included in the Summary Compensation Table above) is presented in the “Grants of Plan-Based Awards for 2024” table below, and the value of these awards assuming that the highest level of performance conditions will be achieved is $7,206,241 for Mr. Messina, $1,171,011 for Mr. O’Neil, $1,080,936 for Mr. Anderson, $1,080,936 for Mr. Zeleny and $781,009 for Mr. Wade.

(2)	Represents annual cash incentive compensation earned in the corresponding year and paid in the first quarter of the following year.

(3)	For 2024, reflects employer matching contributions made under the Onity Group Inc. 401(k) Savings Plan.

(4)	Mr. O’Neil assumed the role of Executive Vice President and Chief Financial Officer on June 13, 2022. In 2024, he received the third installment of his signing bonus, which is reported in the “Bonus” column.

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Grants of Plan-Based Awards for 2024

The following table provides information related to awards granted in 2024 under our 2021 Equity Incentive Plan and our Annual Incentive Plan, as amended.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($)	Awards (2) ($)
Glen A. Messina	3/29/2024	750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	3/29/2024(3)	—	—	—	38,270	76,540	153,080	—	—	—	2,569,448
	3/29/2024(4)	—	—	—	—	—	—	76,540	—	—	2,067,345
Sean B. O’Neil	3/29/2024	275,000	550,000	1,100,000	—	—	—	—	—	—	—
	3/29/2024(3)	—	—	—	6,219	12,438	24,876	—	—	—	417,544
	3/29/2024(4)	—	—	—	—	—	—	12,437	—	—	335,923
Scott W. Anderson	3/29/2024	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	3/29/2024(3)	—	—	—	5,740	11,481	22,962	—	—	—	385,417
	3/29/2024(4)	—	—	—	—	—	—	11,481	—	—	310,102
Dennis Zeleny	3/29/2024	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	3/29/2024(3)	—	—	—	5,740	11,481	22,962	—	—	—	385,417
	3/29/2024(4)	—	—	—	—	—	—	11,481	—	—	310,102
Aaron D. Wade	3/29/2024	207,261	414,522	829,044	—	—	—	—	—	—	—
	3/29/2024(3)	—	—	—	3,085	6,171	12,342	—	—	—	207,160
	3/29/2024(4)	—	—	—	—	—	—	6,171	—	—	166,679
	3/29/2024(5)	—	—	—	—	—	—	7,405	—	—	200,009

(1)	These amounts represent the potential non-equity compensation that would have been earned by each respective executive officer for 2024 service under the different achievement levels under their 2024 annual incentive opportunity, which are more fully discussed in “Compensation Discussion and Analysis,” pursuant to our Annual Incentive Plan. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer within the first four months of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers for 2024 service is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)	See footnote (1) under “Summary Compensation Table” above for detail regarding the methodology used to calculate Grant Date Fair Value.

(3)	PRSU awards are earned based on the Company’s TSR relative to its peer group during multiple performance periods spanning March 29, 2024 through March 29, 2027, and vest at the third anniversary of the grant date. Awards will be settled in equity, if earned. Refer to “Compensation Discussion and Analysis - 2024 Long-Term Incentive (LTIP) Awards” for additional details.

(4)	RSU awards granted on March 29, 2024, vest in three equal installments on the first, second and third anniversary dates of the grant, subject to continued employment. Awards are settled in equity, but they do not have any rights of a shareholder with respect to any of the shares subject to the award until such units are vested.

(5)	RSU award granted March 29, 2024 and vests after 18 months, subject to continued employment. Award settles in equity, but does not have any rights of a stockholder with respect to any of the shares subject to the award until such units are vested. Mr. Wade received these special RSUs to strengthen his commitment to the Company and recognize his exceptional performance in serving our customers and clients.

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Policies and Practices related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features, and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2024 for our named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Glen A. Messina	17,799	61.80	10/4/2028	-		-	-		-
	-	-	-	24,510	(3)	752,702	-		-
	-	-	-	46,751	(4)	1,435,723	-		-
	-	-	-	76,540	(5)	2,350,543	-		-
	-	-	-	-		-	147,058	(6)	4,516,151
	-	-	-	-		-	35,063	(7)	1,076,785
	-	-	-	-		-	153,080	(8)	4,701,087
Sean B. O’Neil	-	-	-	4,365	(3)	134,049	-		-
	-	-	-	25,773	(9)	791,489	-		-
	-	-	-	7,597	(4)	233,304	-		-
	-	-	-	12,437	(5)	381,940	-		-
	-	-	-	-		-	26,188	(6)	804,233
	-	-	-	-		-	5,698	(7)	174,986
	-	-	-	-		-	24,876	(8)	763,942
Scott W. Anderson	2,185	152.10	2/24/2025	-		-	-		-
	-	-	-	3,064	(3)	94,095	-		-
	-	-	-	7,012	(4)	215,339	-		-
	-	-	-	11,481	(5)	352,582	-		-
	-	-	-	-		-	18,382	(6)	564,511
	-	-	-	-		-	5,259	(7)	161,504
	-	-	-	-		-	22,962	(8)	705,163
Dennis Zeleny	-	-	-	2,451	(3)	75,270	-		-
	-	-	-	7,012	(4)	215,339	-		-
	-	-	-	11,481	(5)	352,582	-		-
	-	-	-	-		-	14,706	(6)	451,621
	-	-	-	-		-	5,259	(7)	161,504
	-	-	-	-		-	22,962	(8)	705,163
Aaron D. Wade	-	-	-	3,418	(3)	104,967	-		-
	-	-	-	3,506	(4)	107,669	-		-
	-	-	-	6,171	(5)	189,511	-		-
				7,405	(10)	227,408
	-	-	-	-		-	9,220	(6)	283,146
	-	-	-	-		-	2,629	(7)	80,737
	-	-	-	-		-	12,342	(8)	379,023

(1)	Consists of equity awards with respect to which, as of December 31, 2024, the applicable time-based and/or performance vesting criteria have not been met.

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(2)	The dollar amounts shown in these columns are determined by multiplying the number of unvested shares or units subject to the award by $30.71, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2024.

(3)	Represents RSUs granted March 31, 2022 to all but Messrs. O’Neil and Wade, April 5, 2022 to Mr. Wade and June 13, 2022 to Mr. O’Neil. One-third of granted units vested on each of the first and second anniversaries of the grant, with the remaining units vesting on the third anniversary of the grant date, and which will settle in shares.

(4)	Represents RSUs granted April 3, 2023. One-third of granted units vested on the first anniversary of the grant, with the remaining units vesting in equal tranches on the second and third anniversaries of the grant date, and which will settle in shares.

(5)	Represents RSUs granted March 29, 2024, vesting in equal tranches on the first, second and third anniversaries of the grant date, and which will settle in shares.

(6)	Represents PRSUs granted March 31, 2022, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during four weighted performance periods (the first from March 31, 2022 through March 31, 2023 weighted at 15%, the second from March 31, 2023 through March 31, 2024 weighted at 15%, the third from March 31, 2024 through March 31, 2025 weighted at 15%, and the fourth from March 31, 2022 through March 31, 2025 weighted at 55%). Performance during the first and second periods earned 181.1% and 0% of target units, respectively, subject to continued vesting requirements. Amounts reported assume maximum levels of achievement.

(7)	Represents PRSUs granted April 3, 2023, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during four weighted performance periods (the first from April 3, 2023 through April 3, 2024 weighted at 15%, the second from April 3, 2024 through April 3, 2025 weighted at 15%, the third from April 3, 2025 through April 3, 2026 weighted at 15%, and the fourth from April 3, 2023 through April 3, 2026 weighted at 55%). Performance during the first period earned 0% of target units. Amounts reported assume threshold levels of achievement.

(8)	Represents PRSUs granted March 29, 2024, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during multiple performance periods between March 29, 2024 through March 29, 2027, as described in the “2024 Long-Term Incentive Awards” section above, and which will settle in shares, if earned. Amounts reported assume maximum levels of achievement.

(9)	Represents RSUs granted June 13, 2022 to Mr. O’Neil. One-fourth of granted units vested on each of the first and second anniversaries of the grant, with the remaining units vesting in equal tranches on the third and fourth anniversaries of the grant date, and which will settle in shares.

(10)	Represents RSUs granted March 29, 2024 to Mr. Wade, vesting on September 29, 2025, and which will settle in shares.

Option Exercises and Stock Vested During 2024

The following table provides information relating to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2024 for the individuals named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Glen A. Messina	—	—	144,241	3,802,454
Sean B. O’Neil	—	—	25,865	643,785
Scott W. Anderson	—	—	21,435	573,793
Dennis Zeleny	—	—	20,633	551,305
Aaron D. Wade	—	—	8,199	219,523

(1)	No options were exercised during 2024.

(2)	The dollar amounts shown in this column for stock awards are calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the date of vesting.

Potential Payments upon Termination or Change in Control

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We would treat any termination of employment of a named executive officer as we believe is appropriate in light of the circumstances, subject to the terms of our agreements with the executive, including Severance Plans, employment offer letters, any equity award agreement and the intellectual property, non-disclosure, non-competition and non-solicitation agreements discussed above under “Restrictive Covenants,” and our clawback policy, as applicable. In addition, a named executive officer would typically retain any vested portion of prior equity awards granted through the Annual Incentive Plan, our prior 2007 and 2017 equity incentive plans and the 2021 Plan.

We believe that the provisions in our option, RSU and PRSU award agreements relating to change in control support our compelling business need to incentivize the retention of key employees during the uncertain times preceding a potential change in control. As described below, our RSUs and PRSUs provide for accelerated vesting following a change in control only if such change in control is followed by actual or constructive termination (i.e., a “double trigger”), in order to further incentivize post-change in control retention and engagement.

Treatment of Options

Our stock option agreements generally provide that, in the event of death, disability, retirement or termination by the Company without cause, in each case as defined in the applicable stock option agreement, (i) all unvested options that vest over a certain time period (time-based) would immediately vest; (ii) all unvested options that vest in accordance with the fulfillment of market conditions or other performance criteria (performance-based) would generally continue to vest if the particular performance criteria is satisfied (in the case of retirement or termination without cause, within 90 days of termination); and (iii) all vested options generally terminate within a specified timeframe. Upon termination for cause, all vested and unvested options are immediately terminated. Additionally, pursuant to these stock option agreements, if there is a “change in control” as defined in the applicable stock option agreement, all options would immediately vest.

Treatment of RSUs and PRSUs

In the case of death or disability, the awards will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination. For the PRSUs granted in 2022, any outstanding and incomplete measurement periods shall be deemed to have been achieved at target level. For the PRSUs granted in 2023 and 2024, any open and incomplete measurement period shall be measured as of the termination date, and any measurement periods yet to begin shall be deemed to have been achieved at target level.

In the event of voluntary resignation (other than for good reason, as defined in the applicable award agreements), any unvested portion of an award will be forfeited.

Upon a termination without cause or retirement, the RSUs will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination. For the PRSUs granted in 2022, the number of units that remain eligible to become vested, subject to achievement of applicable performance objectives at the end of the three-year cliff-vesting period, are calculated on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination. For the performance-restricted stock units granted April 3, 2023 or March 29, 2024, the PRSUs will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination, any open and incomplete measurement period shall be measured as of the termination date, and any measurement periods yet to begin shall be deemed to have been achieved at target level.

In the event of a change in control, awards continue vesting in accordance with their terms, and any outstanding and incomplete measurement periods shall be deemed to have been achieved at target level. If, within 12 months of such change in control, the Company terminates the participant’s employment for any reason other than for cause, or the participant resigns for good reason, the awards will vest at target level as of the date of termination.

Payments for Mr. Messina

In the event of Mr. Messina’s termination without cause or resignation for good reason, under the terms of his offer letter he will be entitled to receive (i) a lump sum termination payment in an amount equal to the sum of his base salary plus his annual target incentive, plus the estimated cost of 18 months’ COBRA benefit premiums, (ii) a pro rata portion of his annual bonus payment based on actual achievement of AIP performance objectives, and (iii) payment of any unpaid prior year bonus. If within two years following a change in control his employment is terminated without cause or he resigns for good reason, the value of his lump sum termination payment will increase to two years of base salary, target incentive and COBRA benefit premiums, in addition to continued bonus eligibility outlined above.

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Payments for Mr. O’Neil

In the event of Mr. O’Neil’s termination without cause or resignation for good reason within his first four years of employment, under the terms of his offer letter he will be entitled to receive (i) the value of any unpaid cash sign-on bonus payments, (ii) any unvested sign-on restricted stock units, and (iii) severance benefits consistent with a qualifying termination of employment under the applicable Severance Plan, as described below.

Severance Plans

Messrs. Anderson, O’Neil, Wade and Zeleny are eligible for severance benefits upon a qualifying termination of employment, conditioned upon the execution of a separation and release agreement, consistent with either the United States Basic Severance Plan (the Severance Plan) or the United States Change in Control Severance Plan (the CIC Plan).

Under the Severance Plan, if an executive officer’s employment with the Company is terminated by the Company due to an eligible termination as defined in the Severance Plan, the executive will be entitled to receive the following benefits: (i) a lump sum payment equal to 18 times the monthly base salary rate; and (ii) eligibility for subsidized COBRA benefit premiums for continued healthcare coverage for up to 18 months, if elected.

Under the CIC Plan, if a Change in Control (as defined in the CIC Plan) occurs and either the participant’s employment is involuntarily terminated or he or she resigns for good reason within the 12-month period following the Change in Control or he or she has been requested by the Company to continue in the employment of the Company through a specified date following a Change in Control and the participant remains in the employment of the Company for such specified period, the executive will be entitled to receive the following benefits, in lieu of and not in addition to, the benefits described in the preceding paragraph: (i) a lump sum payment equal to 24 times the monthly base salary rate, plus the annual target incentive under the Annual Incentive Plan prorated for their length of service for the year in which the termination occurs; and (ii) eligibility for subsidized COBRA benefit premiums for continued healthcare coverage for up to 24 months, if elected.

Tabular Disclosure of Payments on Termination or Change in Control

The table below sets forth the potential benefits that each named executive officer serving as of December 31, 2024 would have been entitled to receive from the Company as described above upon a termination of employment under the circumstances described above, and the potential benefits that each individual would have been entitled to receive with respect to accelerated vesting of equity awards had a termination of employment under the circumstances described above or a change in control of the Company occurred, assuming that the event occurred on the last day of fiscal year 2024.

The value of any outstanding equity awards that would accelerate is determined by multiplying (i) the number of unvested restricted stock units held by the named executive officer that would accelerate by (ii) $30.71, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2024. Additionally, at that share price, no stock options for which vesting would accelerate had value.

Potential Payments upon Termination of Employment or Change in Control
Name	Voluntary Termination without Good Reason or Involuntary Termination for Cause	Voluntary Resignation with Good Reason	Involuntary Termination Not for Cause	Change in Control without Termination	Change in Control with Qualifying Termination	Disability	Death	Retirement
Glen A. Messina	—	5,336,397	9,114,058	—	20,043,528	5,850,480	6,850,480	3,777,661
Sean B. O’Neil	—	1,766,489	2,362,093	—	4,069,216	1,156,320	1,981,320	814,320
Scott W. Anderson	—	750,000	1,302,464	—	2,755,634	811,563	1,561,563	552,464
Dennis Zeleny	—	750,000	1,288,273	—	2,681,930	745,557	1,495,557	538,273
Aaron D. Wade	—	720,000	1,161,541	—	2,155,711	571,500	1,291,500	441,541

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Pay Versus Performance

Our variable pay programs, particularly our LTIP awards, have created strong alignment between our NEOs’ total compensation and long-term shareholder value creation. As required by Item 402(v) of Regulation S-K, the table below illustrates the relationship between “Compensation Actually Paid” and certain financial performance measures of the Company.

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Compensation Table Total for non-CEO NEOs(1) ($)	Compensation Actually Paid to non-CEO NEOs(2) ($)	Total Shareholder Return(3)($)	Peer Group Total Shareholder Return(4) ($)	Net Income(5) ($MM)	Adjusted Pre-Tax Return On Equity (ROE)(6)
2024	8,448,459	8,656,685	2,090,175	2,064,075	149	160	33.4	20%
2023	8,153,781	4,818,659	2,345,570	1,622,072	150	133	(63.7)	10%
2022	6,029,718	2,722,635	1,739,912	1,223,474	149	103	25.7	(17)%
2021	6,627,653	10,670,774	1,644,825	1,837,428	195	124	18.1	12%
2020	4,587,915	9,451,692	1,511,467	2,283,997	141	105	(40.2)	11%

(1)	The dollar amounts reported are the amounts of total compensation reported for each corresponding year in the “Total” column of the Summary Compensation Table (below for 2024) for our CEO and non-CEO NEOs as a group. Our CEO was Glen Messina. Our NEOs for each applicable year were as follows: (i) for 2024, Scott W. Anderson, Sean B. O’Neil, Aaron Wade and Dennis Zeleny, (ii) for 2023, Scott W. Anderson, George T. Henley, Sean B. O’Neil and Dennis Zeleny, (iii) for 2022, Scott W. Anderson, George T. Henley, Sean B. O’Neil, Dennis Zeleny, June C. Campbell and Albert J. Celini; (iv) for 2021, Scott W. Anderson, June C. Campbell, George T. Henley, Dennis Zeleny and Timothy J. Yanoti; and (v) for 2020, Scott W. Anderson, John V. Britti, June C. Campbell and Dennis Zeleny.

(2)	The dollar amounts reported as “compensation actually paid” do not reflect the actual amount of compensation earned by or paid to our CEO and non-CEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the “compensation actually paid”:

Executive(s)	Year	Reported Summary Compensation Table Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments(a) ($)	Compensation Actually Paid ($)
CEO	2024	8,448,459	(4,636,793)	4,845,019	8,656,685
	2023	8,153,781	(5,563,820)	2,228,698	4,818,659
	2022	6,029,718	(4,233,065)	925,981	2,722,635
	2021	6,627,653	(3,914,160)	7,957,281	10,670,774
	2020	4,587,915	(1,316,250)	6,180,028	9,451,692
Average of Non-CEO NEOs	2024	2,090,175	(679,588)	653,489	2,064,075
	2023	2,345,570	(1,034,798)	311,300	1,622,072
	2022	1,739,912	(692,544)	176,106	1,223,474
	2021	1,644,825	(406,315)	598,919	1,837,428
	2020	1,511,467	(321,086)	1,093,616	2,283,997

(a)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows (adjustments for pension or dividend payments are not covered, as the Company does not have supplemental executive requirement plans and does not pay dividends on equity awards, and due to rounding, the calculated final value of the numbers shown in the following table may not be the precise values reported above).

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Executive(s)	Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Prior Year Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
CEO	2024	5,610,382	219,222	—	(620,838)	(363,747)	4,845,019
	2023	4,955,391	(402,504)	—	(2,324,188)	—	2,228,698
	2022	5,778,644	(2,581,410)	—	(864,643)	(1,406,610)	925,981
	2021	5,873,834	2,146,897	—	(42,840)	(20,610)	7,957,281
	2020	5,483,250	795,627	—	(93,059)	(5,790)	6,180,028
Average of Non-CEO NEOs	2024	818,633	15,428	—	(68,214)	(112,358)	653,489
	2023	731,721	(257,444)	56,560	(134,341)	(85,196)	311,300
	2022	783,097	(120,491)	6,852	(133,625)	(359,728)	176,106
	2021	598,919	281,960	—	(6,938)	(275,022)	598,919
	2020	1,027,903	81,250	—	(10,969)	(4,568)	1,093,616

(3)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)	Cumulative TSR performance of our peer group is weighted by their respective market capitalization as of December 31, 2019. Our peer group is the same peer group described below in “Role of Compensation Committee”. Current peer group companies Guild Holdings Company, loanDepot and UWM Holdings are not included in the weighted average cumulative TSR calculation because they were publicly listed after the beginning of the five-year measurement period. Similarly, cumulative TSR performance of companies used in our peer group used in 2021-2023 who have since been delisted are not included in the weighted average cumulative TSR calculation, including Home Point Capital. Peer Group Total Shareholder Return values for our peer group used in 2021-2023 would be $155, $134, $105, $125, and $102 for 2024, 2023, 2022, 2021 and 2020, respectively. We revise our peer group from time to time to accommodate mergers and acquisitions activity within the previous peer group and the evolution of our business model, and to better reflect peers subject to similar regulatory oversight for performance and business practice benchmarking.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(6)	Adjusted Pre-Tax Return On Equity (ROE) is calculated as adjusted pre-tax income divided by the average of beginning common equity and the beginning common equity plus adjusted pre-tax income. For a discussion of how we measure adjusted pre-tax income and a reconciliation to financial measures prepared under GAAP, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2025.

With our focus on long-term performance, we do not specifically align our performance measures with “compensation actually paid”. Nonetheless, in accordance with Item 402(v) of Regulation S-K, below are the relationships between compensation actually paid to the financial measures presented above:

●	Cumulative Company TSR and Compensation Actually Paid: In 2020 and 2021, increases to our share price contributed to higher compensation actually paid values versus the Summary Compensation Table value. In 2022, the 23% decrease to our year-end closing share price, plus the forfeiture of our 2019 performance-restricted stock units due to unattained metrics, resulted in a significant reduction in compensation actually paid compared to 2021. In 2023, the above-target achievement of our 2020 performance-restricted stock units resulted in an increase to compensation actually paid compared to 2022. In 2024, the above-target achievement of our 2024 Annual Incentive Plan and 2021 performance-restricted stock units resulted in an increase to compensation actually paid compared to 2023.

●	Cumulative Company TSR and Cumulative Peer Group TSR: Our cumulative total shareholder return had been higher than our compensation benchmarking peer group average in the four years prior to 2024, before falling 7% below average in 2024. However, as described below in “2024 Long-Term Incentive (LTIP) Awards”, our LTIP awards use a different peer group as the comparator for relative TSR performance, including competitors in the mortgage finance industry and mortgage real estate investment trusts. Performance against this peer group has been largely above target, as described below in “Performance Results of Long-Term Incentive Awards” and has rewarded our executives accordingly.

●	Net Income and Compensation Actually Paid: Net Income was a metric included in our AIP scorecard each of the last five years. Performance was determined based on a percentage of target achieved in each respective year and reflected in final payout amounts.

●	ROE and Compensation Actually Paid: Return on Equity was a metric included in our AIP scorecard in each of the last four years. Performance was determined based on a percentage of target achieved in each respective year and reflected in final payout amounts.

All information provided above under the “Pay versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference therein.

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RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2025 and has further directed that such appointment be submitted for ratification by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2025.

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Report of the Audit Committee

The Audit Committee of the Board of Directors has:

●	Reviewed and discussed with management Onity’s audited financial statements as of and for the year ended December 31, 2024;

●	Discussed with Deloitte & Touche LLP, Onity’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

●	Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Onity’s annual report on Form 10-K for the year ended December 31, 2024.

The Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com.

April 15, 2025	Alan J. Bowers, Chair
Jenne K. Britell, Director
Jacques J. Busquet, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Onity for professional services by Deloitte & Touche LLP for fiscal years 2024 and 2023:

	2024	2023
Audit Fees	$2,904,383	$2,769,498
Audit Related Fees	1,028,575	850,350
Tax Fees	1,366,824	1,164,982
All Other Fees	—	—
Total	$5,299,782	$4,784,830

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Onity’s consolidated financial statements for fiscal years 2024 and 2023, for the reviews of the financial statements included in Onity’s quarterly reports on Form 10-Q during fiscal years 2024 and 2023 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit Related Fees. This category includes the aggregate fees billed for reporting on internal controls relating to servicing operations and evaluation procedures performed in connection with documentation relating to a collateralized note offering.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

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All Other Fees. This category includes the aggregate amounts billed in each of the last two fiscal years by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee evaluated the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2024 and 2023 and the proposed services for 2025 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

Principles for Audit Committee Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the Pre-Approval Principles). The Audit Committee has adopted the Pre-Approval Principles to set forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent auditor responsible for auditing the Company’s consolidated financial statements filed with the Securities and Exchange Commission or any separate financial statements that may be required.

Pursuant to the Pre-Approval Principles, proposed services may either be pre-approved by the Audit Committee on a categorical basis, without consideration of specific services (general pre-approval), or may be subject to case-by-case pre-approval by the Audit Committee (specific pre-approval). The Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure for purposes of addressing the Company’s auditing and non-auditing services and for evaluating the potential impact of non-audit services on the independence of the independent auditor.

Pursuant to the Pre-Approval Principles, regardless of whether a class of services or individual service is proposed for general or specific pre-approval, the Audit Committee shall consider whether such service is consistent with applicable Securities and Exchange Commission and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence. The Audit Committee shall also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service may enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee shall also be mindful of the relationship between fees for audit and non-audit services in determining whether to pre-approve any class of services or individual service and may determine, for each year, the appropriate ratio between the total amount of “Audit Fees,” “Audit-Related Fees” and “Tax Fees” and the total amount of fees for permissible non-audit services classified under “All Other Fees.”

All audit and permitted non-audit services to be provided by the independent auditor, including the projected fees for such services, shall be pre-approved by the Audit Committee. In general, predictable and recurring audit and permitted non-audit services shall be considered for general and/or specific pre-approval by the full Audit Committee on an annual basis, generally in conjunction with the selection of the independent auditor. At this time, the Audit Committee may also choose to provide pre-approval of audit, audit-related and tax services that may ultimately be required, but are not specifically identified at the beginning of the calendar year.

For any services not covered by these initial pre-approvals, the Audit Committee delegates authority to the Chair of the Audit Committee to pre-approve any audit or permitted non-audit or tax service for which the estimated fee does not exceed $500,000. Any service not covered by the Audit Committee’s initial pre-approvals and for which fees are expected to exceed $500,000 shall be pre-approved by the full Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for our named executive officers.

As described in more detail under the heading “Executive Compensation,” we believe our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. At our Annual Meeting of Shareholders in 2024, we received 87% of votes cast on our Say-on-Pay proposal in favor of our named executive officer compensation.

The Compensation Committee considered the result of the 2024 Say-on-Pay proposal, as well as input gathered from advisors, shareholders and investors, in designing our 2024 executive compensation program. We discussed progress made toward Onity’s return to profitability, execution against the objectives in our business strategy, including growth in our servicing and originations channels, and how the metrics found in our executive pay programs tied back directly to achievement on those objectives. In particular, we demonstrated how AIP metrics were tied to improving profitability, continued cost reduction, improved operating metrics, and customer and employee satisfaction. We also continued to align our Long-Term Incentive program to performance metrics based on total shareholder return relative to our peer group, and provided for awards to settle in shares of common stock in response to shareholder expectations to increase management’s ownership in the company. We believe that on the basis of our disclosures and shareholder communications, shareholders understood and supported the linkage of our executive pay programs to profitability, accelerating growth, cost leadership and improving customer and client satisfaction during 2024.

The Compensation Committee and our Board of Directors intend to continue to consider shareholder feedback as well as recommended best practices put forth by shareholder proxy advisory firms such as ISS to the extent these institutions’ recommendations are aligned with the interests of our shareholders. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

Accordingly, we will ask our shareholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

While the Compensation Committee and our Board of Directors intend to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against or abstain from the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables contained in this proxy statement.

The Company’s current policy is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of the named executive officers each year at the annual meeting of shareholders. This policy aligns with the preference expressed by our shareholders at our 2023 Annual Meeting for Shareholders, who voted overwhelmingly to advise the Company to hold Say-on-Pay votes annually. Our Board of Directors continues to believe that Say-on-Pay votes should be conducted every year so that our shareholders may annually express their views on our executive compensation program and have adopted our shareholders’ recommendation to hold the Say-on-Pay vote every year. Therefore, we expect that the next such vote will occur at the 2026 Annual Meeting of Shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Onity’s Related Party Transactions Approval Policy (the Policy) sets forth our policies and procedures for the review, approval and monitoring of Related Party Transactions (which, as defined in the Policy and subject to certain exceptions, includes transactions in which the amount involved exceeds $120,000 and that involve Onity and (i) any person who is a director, nominee for director or senior vice-president or higher ranking employee of the Company or any of its subsidiaries and any other person who performs policy-making functions for the Company, (ii) any person who beneficially owns more than five percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, (iv) any entity or individual controlling or under common control with the Company or any of its subsidiaries, (v) any entity or individual covered by paragraph (f) or (g) of the definition of “Related Parties” in the Glossary of Financial Accounting Standards Board Accounting Standards Codification 850, Related Party Disclosures (ASC 850) such that disclosures of transactions with such entity or individual would be required in the Company’s audited financial statements under ASC 850, (vi) any entity or individual sharing any risk, compliance, internal audit or vendor oversight function with the Company or any of its subsidiaries or (vii) any Specified Companies designated by the Risk and Compliance Committee of the Board of Directors notwithstanding that such Specified Companies are not “related persons” as defined in Item 404 of SEC Regulation S-K (Item 404) or “related parties” as defined in ASC 850. Our written Code of Business Conduct and Ethics, which is available at www.onitygroup.com, also includes policies and procedures that broadly cover situations in which conflicts of interest may arise.

The Risk and Compliance Committee (R&C Committee) of the Board of Directors provides independent review, approval and oversight of Related Party Transactions as required under the Policy. The R&C Committee approved the Related Party Transactions discussed below.

In connection with the review and approval of a Related Party Transaction, the R&C Committee is to be provided with the pertinent details of the proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the perceived benefits or any detriments to Onity. In determining whether to approve a Related Party Transaction, the R&C Committee evaluates whether the transaction is consistent with the interests of the Company and its shareholders. The R&C Committee will prohibit any Related Party Transaction that the R&C Committee determines to be inconsistent with the interests of the Company and its shareholders. In making this determination, the R&C Committee may consider the following factors, as well as any others it deems appropriate, to the extent relevant to the transaction: (i) whether there are any alternatives to the Related Party Transaction; (ii) whether the Related Party Transaction is on terms comparable to those available to third parties; (iii) the potential for the Related Party Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, (iv) the overall fairness of the Related Party Transaction to Onity and (v) any impact, positive or negative, on borrowers or mortgage loan investors. The R&C Committee may request or require members of management to make certain modifications to a proposed Related Party Transaction prior to its approval of such Related Party Transaction. In addition to pre-approving Related Party Transactions on a transaction-specific basis, the R&C Committee may pre-approve categories of Related Party Transactions meeting certain criteria, on the basis that all such transactions merit pre-approval under the standards described above.

Relationship with Oaktree

Senior Secured Notes. On February 9, 2021, we executed an agreement with Oaktree Capital Management, L.P. to issue $285 million of senior secured notes via a private placement. The notes were issued to certain special purpose entities owned by funds and accounts managed by Oaktree Capital Management, L.P. (together with its special purpose entities, managed funds and accounts, Oaktree) pursuant to a Note and Warrant Purchase Agreement between the Company and Oaktree. On November 6, 2024, Onity issued $500.0 million aggregate principal amount of 9.875% Senior Notes due 2029 (Senior Notes) in a syndicated private placement, of which Oaktree was allocated $50.0 million. On November 27, 2024, the net proceeds from the sale of the Senior Notes, together with the net proceeds from the MAV Canopy sale (described below) and available liquidity, were used to redeem all of Onity’s outstanding senior corporate notes, including the notes issued in 2021 to Oaktree. In connection with the issuance of the Senior Notes, the Company and Oaktree amended the 2021 Note and Warrant Purchase Agreement to remove restrictions on further debt issuances and certain other requirements in exchange for the Company undertaking the MAV Canopy sale and other conditions.

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Warrants. In connection with the 2021 debt issuance described above, we issued Oaktree warrants to purchase 1,184,768 shares of our common stock at an exercise price of $26.82 per share exercisable through March 4, 2027 and 261,248 warrants with an exercise price of $24.31 per share exercisable through May 3, 2025, in each case subject to anti-dilution adjustments. The warrants cannot be exercised to the extent that affiliates of Oaktree would beneficially own in excess of 9.9% of our outstanding stock following such issuance without 61 days advance notice. In 2024, in connection with the Senior Notes issuance, the parties agreed to amend the warrants to provide that Oaktree could not exercise the warrants on a cash basis (as opposed to cashless, or net exercise) without Onity’s permission. On February 13, 2025, Oaktree elected to cashlessly exercise at $24.31 per share Oaktree’s 261,248 warrants expiring in May 2025, entitling Oaktree to an estimated 92,788 shares of common stock based on the trailing average stock price, as defined. Pursuant to the warrant agreement, Onity elected cash settlement, resulting in a cash payment to Oaktree of $3.5 million. In connection with the warrant exercise, the parties agreed to an immaterial amendment to all warrants held by Oaktree for the purpose of clarifying ambiguous language resulting from an undefined term used in the warrants.

Board Observers. Under our agreements, Oaktree may designate two non-voting observers to our Board of Directors for as long as Oaktree and its affiliates collectively own at least 15.0% of all issued and outstanding common stock of Onity (assuming the exercise in full of Oaktree’s warrants). Jason Keller and Dante Quazzo, who serve in management roles with Oaktree, presently serve as Oaktree’s designated Board observers.

Sale of MAV Canopy Joint Venture. On May 3, 2021, Onity and Oaktree formed a joint venture for the purpose of investing in mortgage servicing rights subserviced by PHH. Oaktree and Onity held 85% and 15% interests, respectively, in MAV Canopy HoldCo I, LLC (MAV Canopy), the parent of MSR Asset Vehicle LLC (MAV), MAV Canopy’s wholly-owned operating company. On November 27, 2024, Onity sold to Oaktree its 15% ownership interest in MAV Canopy, including Onity’s right to certain future distributions, for $50.0 million total cash proceeds.

MAV Subservicing and Recapture Agreements. In 2021, PHH entered into a Subservicing Agreement with MAV for exclusive rights to service the mortgage loans underlying MSRs owned by MAV. Upon the sale of MAV Canopy in November 2024, PHH and MAV amended the Subservicing Agreement to provide that PHH will have the right to be the exclusive subservicer for an initial term of five years through November 2029 (subject to certain extensions) of all MSRs that MAV currently owns, for all future MSRs that MAV acquires from PHH, and for the majority of MAV’s MSR portfolio overall, as defined. In addition, the parties agreed to a six-month lockout during which MAV shall not sell or otherwise transfer any MSRs owned by MAV at the MAV Canopy sale date without the prior consent of PHH. Following this initial six-month period, the lockout restriction is subject to reduction in 25% increments through September 30, 2027. MAV may freely sell or transfer any MSRs thereafter.

Since 2021, PHH has entered into sales of MSR portfolios to MAV in bulk transactions, flow sales to MAV of certain MSRs PMC purchased from a GSE Cash Window program, and flow sales to MAV of MSRs PHH recaptured from borrowers that were previously serviced on behalf of MAV. Under the parties’ Recapture Agreement, PHH sells the originated MSR for nil proceeds but retains the realized gain on loan sales.

As of December 31, 2024, PHH subserviced a total $41.2 billion UPB on behalf of MAV.

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Relationship with Altisource

Based on information contained in filings under the Exchange Act, Deer Park Road Management Company, LP (Deer Park) reported beneficial ownership of over 5% of the common stock of each of Onity and Altisource Portfolio Solutions, S.A. (Altisource) as of December 31, 2023. Pursuant to SEC guidance, we considered this shareholder to have an indirect material interest in our transactions with Altisource during 2023. For the year ended December 31, 2023, we received payments of $1.1 million from Altisource under our General Referral Fee Agreement, pursuant to which we receive referral fees which are paid out of the commission that would otherwise be paid to Altisource as the selling broker in connection with real estate sales services provided by Altisource.

Based solely on information contained in a Schedule 13G/A filed with the SEC on November 14, 2024, reporting securities deemed to be beneficially owned as of September 30, 2024, Deer Park reports beneficial ownership of less than 5% of our outstanding common stock and no longer qualifies as a “related party” under Item 404.

OTHER BUSINESS

The Board of Directors knows of no other business or nominees as of the date of printing this proxy statement other than the proposals described above in this proxy statement that will be presented for consideration at the meeting. If any other business or nominees should properly come before the meeting or any postponement or adjournment thereof, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our 2026 Annual Meeting of Shareholders, must be received by the Secretary of Onity at our principal executive offices no later than December 16, 2025 and must comply with the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates

If a shareholder wants to present a proposal, or nominate a person for election as Director, at the 2026 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 16, 2025 and no later than January 15, 2026, which notice of the proposal or nomination must meet the requirements set forth in Sections 1.1 and 2.2 of our Bylaws, respectively. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

Requests to have a shareholder proposal considered for inclusion in our 2026 proxy materials and notices of intent to present a proposal or nomination directly at the 2026 Annual Meeting should be mailed to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a shareholder who intends to solicit proxies in support of director nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees at the 2026 Annual Meeting of Shareholders must include in their notice to the Company the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended. If we change the date of the 2026 Annual Meeting of Shareholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be provided by the later of ninety (90) days prior to the date of the 2026 Annual Meeting of Shareholders or the tenth (10th) day following the day on which public announcement of the date of the 2026 Annual Meeting of Shareholders is first made.

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ANNUAL REPORTS

A copy of our annual report on Form 10-K for the year ended December 31, 2024 will be mailed on or about April 15, 2025 to shareholders of record as of March 24, 2025. The annual report is not part of the proxy solicitation materials and can be found on our website www.onitygroup.com in the Financial Information section under the “Shareholders” tab.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the Record Date for the meeting, on written request, a copy of the annual report on Form 10-K for the year ended December 31, 2024 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2024 will be supplied to Brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (i) “for all” the nominees for Director named earlier in this proxy statement, (ii) “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025, and (iii) “for” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Should any matter not described above be properly presented at the meeting, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law. As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the 2025 Annual Meeting. If you are interested in participating in the virtual Annual Meeting and voting at that time, please see “Annual Meeting Participation” above for further details on participation requirements.

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-542-1061. If you are a beneficial shareholder, please contact your Broker directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

This proxy statement and our 2024 annual report may be viewed online at www.onitygroup.com in the Financial Information section under the “Shareholders” tab. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a Broker, refer to the information provided by that entity for instructions on how to elect this option.

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ONITY™

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONIT2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69051-P30209 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONITY GROUP INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors.	☐	☐	☐	____________________

Nominees:

01) Glen A. Messina
02) Alan J. Bowers
03) Jenne K. Britell
04) Jacques J. Busquet
05) Claudia J. Merkle
06) DeForest B. Soaries
07) Kevin Stein

The Board of Directors unanimously recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Onity Group Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the accompanying Proxy Statement.	☐	☐	☐

NOTE: At their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date